Effective as of July 3, 2007

PEACE ARCH LA, INC.

- and -

Those persons listed in Schedule 1.1 to this Agreement

SECURITIES PURCHASE AGREEMENT

GOODMANS LLP
Barristers & Solicitors
Suite 2400
250 Yonge Street
Toronto, Ontario M5B 2M6

TABLE OF CONTENTS

Page No.

ARTICLE 1 INTERPRETATION

1

1.1

Definitions

1

1.2

Time of the Essence

10

1.3

Calculation of Time

10

1.4

Business Days

11

1.5

Currency

11

1.6

Headings

11

1.7

Plurals and Gender

11

1.8

Statutory References

11

1.9

Construction

11

1.10

Knowledge

11

1.11

Schedules

12

1.12

Exhibits

12

ARTICLE 2 PURCHASE AND SALE OF PURCHASED SHARES

13

2.1

Purchase and Sale of Purchased Shares

13

2.2

Purchase Price

13

ARTICLE 3 CLOSING ARRANGEMENTS

13

3.1

Place of Closing

13

3.2

Transfer of Purchased Securities

13

3.3

Deposit

13

3.4

Payment of the Purchase Price

14

3.5

Release of Holdback

16

3.6

Allocation

16

ARTICLE 4 REPRESENTATIONS AND WARRANTIES

17

4.1

Representations and Warranties of the Vendors

17

4.2

Representations and Warranties of the Purchaser

32

4.3

Nature and Survival of Vendor’s Representations and Warranties

33

4.4

Survival of Purchaser’s Representations and Warranties

34

ARTICLE 5 [INTENTIONALLY DELETED]

34

ARTICLE 6 CONDITIONS PRECEDENT TO THE PERFORMANCE BY THE PARTIES OF THEIR OBLIGATIONS UNDER THIS AGREEMENT

34

6.1

The Purchaser’s Conditions

34

6.2

Conditions of the Vendors

37

6.3

Waiver by Purchaser

39

6.4

Waiver by Vendors

39

ARTICLE 7 COVENANTS OF THE PARTIES FOLLOWING CLOSING

39

7.1

Audited Financial Statements

39

7.2

Listing and Registration of PAE Shares

39

ARTICLE 8 INDEMNIFICATION

41

8.1

Indemnification by Vendors

41

8.2

Indemnification by the Purchaser

42

8.3

Procedure for Indemnification

42

8.4

Additional Rules and Procedures

44

8.5

Rights Limited

45

ARTICLE 9 GENERAL

45

9.1

PAE Guarantee

45

9.2

Philip Knowles Guarantee

46

9.3

Barry Brooker Guarantee

46

9.4

Sundip Shah, Sunil Shah and Ash Shah Guarantee

47

9.5

Public Notices

47

9.6

Tax Matters

48

9.7

Expenses

48

9.8

Further Assurances

48

9.9

Assignment and Enurement

48

9.10

Entire Agreement

48

9.11

Waiver

49

9.12

Notices

49

9.13

Severability

51

9.14

Execution by Facsimile

51

9.15

Counterparts

51

9.16

Governing Law

51

9.17

Service

51

9.18

Resolution of Disputes by Arbitrator

51

9.19

Consent

52

9.20

Survival

52

( ii )

SECURITIES PURCHASE AGREEMENT

THIS AGREEMENT made as of the 3rd day of July, 2007 (the “Effective Date”).

B E T W E E N:

PEACE ARCH LA, INC., a corporation incorporated under the laws of the State of California

(the “Purchaser”)

- and -

THOSE ENTITIES LISTED IN SCHEDULE 1.1 TO THIS AGREEMENT

(collectively, the “Vendors”)

RECITALS:

1.

The Vendors are the registered and beneficial owners of all of the issued and outstanding membership interests (the “Purchased Securities”) of Trinity Home Entertainment, LLC (the “Company”) as set out on Schedule 1.1; and

2.

The Vendors wish to sell to the Purchaser and the Purchaser wishes to purchase from the Vendors the Purchased Securities (the “Transaction”).

NOW THEREFORE, in consideration of the mutual covenants in this Agreement and for other consideration (the receipt and sufficiency of which are acknowledged) the parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1

Definitions

In this Agreement:

“2005 EBITDA” means an amount equal to $2,630,713;

“2005 Financial Statements” means the audited financial statements of the Company for the fiscal year ended December 31, 2005, consisting of a balance sheet as of that date, a statement of income (loss) and retained earnings (deficit), a statement of cash flow, in each case including all notes thereto and any report of the Auditors thereon;

“2006 Audited EBITDA” means the EBITDA of the Company for the fiscal year ended December 31, 2006 as determined by the Auditors;

“2006 Audited Financial Statements” means the audited financial statements of the Company for the fiscal year ended December 31, 2006, consisting of a balance sheet as of that date, a statement of income (loss) and retained earnings (deficit), a statement of cash flow, in each case including all notes thereto and any report of the Auditors thereon;

“2006 Financial Statements” means the unaudited financial statements of the Company for the fiscal year ended December 31, 2006 consisting of a balance sheet as of that date and a statement of income and members equity for the year ended December 31, 2006, in each case including all notes thereto and report of the Accountants thereon, copies of which are attached as Schedule 4.1(i);

“2007 First Quarter Statements” means the unaudited financial statements of the Company for the three (3) month period ended March 31, 2007 consisting of a balance sheet as of that date and a statement of income and members equity for the three (3) months ended March 31, 2007, in each case including all notes thereto and report of the Accountants thereon, copies of which are attached as Schedule 4.1(i);

“AAFES” means the Army & Air Force Exchange Service;

“Accepting Party” has the meaning attributed to that term in Section 9.20;

“Accountants” means Lippe, Hellie, Hoffer & Allison LLP;

“Accounts Receivable” means all accounts, notes, bills and other receivable of the Company;

“Act” means, in the case of the Company, Topaz and Thent, the Beverly-Killea Limited Liability Company Act as of the date of this Agreement and in the case of Trient, Chapter 86 of Nevada Revised Statutes;

“Adjusted Purchase Price” shall mean the Purchase Price less the amount of the Cash Deposit;

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person;

“Agreement”, “this Agreement”, “the Agreement”, “hereof”, “herein”, “hereto”, “hereby”, “hereunder” and similar expressions mean this Agreement, including all of its exhibits, schedules and all instruments supplementing, amending or confirming this Agreement.  All references to “Articles” or “Sections” refer to the specified Article or Section of this Agreement;

“AMEX” means the American Stock Exchange;

“Audited Financial Statements” means the 2005 Audited Financial Statements and the 2006 Audited Financial Statements.

“Auditors” means the firm of independent auditors who prepared the Audited Financial Statements which firm was approved by the Purchaser and is registered with the Public Accounting Oversight Board;

“Balance of the Purchase Price” has the meaning attributed to that term in Section 3.5(a);

“Balance Sheet” means the unaudited balance sheet of the Company as at December 31, 2006 forming part of the 2006 Financial Statements;

“Books and Records” means all books and records of the Company (whether in written, printed, electronic or computer printout form) used for or relating to the Business, including all books of account, financial statements, tax records, accounting information, general ledgers, personnel records, sales and purchase records, customer and supplier lists, client files, operating data, files, computer files and programs, retrieval programs, correspondence, Contracts, Governmental Authorizations, credit information, research materials, licences, leases (including the leases for the Locations), records of past sales, business plans, inventory data, accounts receivable data, budgets, and other similar records;

“Bridgegate Location” means Suites 103 and 104 of 1800 Bridgegate Street, Westlake Village, California, 91362;

“Brooker” means Barry Brooker the principal of Thent;

“Business” means the sales, marketing, licensing and distribution of DVDs, videos and ancillary merchandise associated with its Catalogue and the facilitation of the distribution of Third Party Products on behalf of third parties to AAFES and EURPAC presently carried on by the Company;

“Business Day” means any day which is not a Saturday, a Sunday, a day observed as a holiday under the laws applicable in the State of California or a day on which principal commercial banks located in Los Angeles, California are closed for business during normal business hours;

“Cap” has the meaning attributed to that term in Section 8.1;

“Cash Deposit” has the meaning attributed to that term in Section 3.3;

“Catalogue” means the list of products and properties set out on Schedule 1.2 attached hereto;

“Claims” has the meaning attributed to that term in Section 8.1;

“Closing” means the completion of the sale to and purchase by the Purchaser of the Purchased Securities and the completion of all other transactions contemplated by this Agreement that are to occur at the same time as such sale and purchase;

“Closing Date” or “Date of Closing” means the Effective Date or such other date as the Purchaser and the Vendors may agree upon;

“Code” means the Internal Revenue Code of 1986, as amended;

“Company” means Trinity Home Entertainment, LLC, a limited liability company organized under the laws of the Sate of California;

“Consent” means:

(i)

the consent, approval or authorization of Person who is party to a Contract with the Company or a Governmental Authority, to the completion of the transactions contemplated by this Agreement, the execution of this Agreement and the closing or the performance of any terms hereof; and

(ii)

acknowledgements from the landlords of the Locations as to the matters set out in paragraphs (i), (ii) and (iii) of Section 6.1(h);

in a form satisfactory to the Purchaser, acting reasonably;

“Consulting Agreement” means the consulting agreement to be entered into between the Purchaser and Topaz for the services of Knowles as contemplated by Section 6.1(l) hereof substantially in the form  set out in Exhibit “A”;

“Contract” means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral;

“Deposit” means the Cash Deposit and the Deposit Note;

“Deposit Escrow Agreement” means the escrow agreement entered into among the Vendors and the Purchaser and the Escrow Holder in the form attached hereto as Exhibit “B” hereto, as contemplated by Section 3.3 hereof;

“Deposit Note” has the meaning attributed to that term in Section 3.3;

“Disclosure Schedules” has the meaning attributed to that term in Section 4.1;

“Disputes” has the meaning attributed to that term in Section 4.1(t);

“EBITDA” means, with respect to any period, the Net Income of the Company for such period plus or minus, to the extent deducted or added in determining such Net Income, without duplication: (a) Interest Charges; (b) Taxes; and (c) depreciation expense, all as determined in accordance with GAAP;

“Effective Date” means July 3, 2007;

“Employee Plans” has the meaning attributed thereto in Section 4.1(y)(vi);

“Encumbrance” means any mortgage, lien (including any construction lien or certificate of action filed with respect thereto), pledge, charge, security interest, restriction, claim, set-off or encumbrance of any nature whatever;

“Employment Law” means any Law governing the employer-employee relationship;

“Environmental Laws” means all federal, state, municipal or local Laws, statutes, regulations, by-laws, ordinances, rules, policies, guidelines, orders, directives and other requirements of any government or political subdivision, agency or instrumentality or of any court, tribunal or other similar body, relating to environmental or health matters, including legislation governing the labelling, use and storage of Hazardous Substances;

“ERISA Affiliate” has the meaning attributed to that term in Section 4.1(y)(xii);

“Escrow Holder” means Alliance Bank, a California bank having offices at 21800 Burbank Boulevard, Suite 160, Woodland Hills, California, 91367;

“EURPAC” means EURPAC Services;

“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis at the date on which such generally accepted accounting principles are applied;

“Governmental Authority” means any government, regulatory authority, governmental department, agency, commission, board, panel, tribunal, corporation or court or other law, rule or regulation-making entity having or purporting to have jurisdiction on behalf of any nation, territory, province or state or other subdivision thereof or any municipality, district or other subdivision thereof;

“Governmental Authorization” means any authorization, approval, licence or permit issued by any Governmental Authority;

“Hazardous Substances” means PCBs, asbestos, urea formaldehyde foam insulation or any other substance or material that is prohibited, controlled or regulated under any Environmental Laws;

“Holdback” has the meaning attributed thereto in Section 3.4(b);

“Holdback Escrow Agreement” means the escrow agreement to be entered into among the Escrow Holder, the Vendors and the Purchaser in the event the Audited Financial Statements are not delivered by the Closing Date as contemplated in Section 3.4(b), which agreement shall be in the form of Exhibit “D”;

“Indebtedness” with respect to the Company means (i) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money including any shareholder loans, bank term debt, or bank operating advances, (ii) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (iii) commitments or obligations by which the Company assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (iv) indebtedness secured by an Encumbrance on assets or properties of the Company, unless such Encumbrance is a Permitted Encumbrance, (v) obligations or commitments under capitalized leases, (vi) obligations or commitments to repay deposits or other amounts advanced by and owing to third parties, (vii) obligations under any interest rate, currency or other hedging agreement, or (viii) guarantees or other contingent liabilities (including so called take-or-pay or keep-well agreements) with respect to any indebtedness, obligation, claim or liability of any other Person of a type described in clauses (i) through (vii) above. In addition, Indebtedness means any change of control payments or prepayment premiums, penalties, charges or equivalents thereof with respect to any indebtedness, obligation or liability of a type described in clauses (i) through (viii) above which are required to be paid pursuant to the terms thereof as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement at such time;

“Indemnified Party” has the meaning attributed thereto in Section 8.3(a);

“Indemnifying Party” has the meaning attributed thereto in Section 8.3(a);

“Independent Contractor Agreement” has the meaning attributed thereto in Section 4.1(d);

“Intellectual Property” means all registered, pending, common law or statutory intellectual property or rights issued to or owned or licensed to or held by the Company or used by the Company in carrying on the Business including, all common law trademarks (including logos), copyrights, copyright registrations and applications and any and all improvements and derivative works thereof, including the goodwill associated therein;

“Interest Charges” means (without duplication), for any period, for the Company the sum of (i) the aggregate amount of interest expense, including imputed interest with respect to capitalized lease obligations, net of interest income accrued during such period in accordance with GAAP, (ii) all capitalized interest during such period, and (iii) the net amount payable, less the net amount receivable, by the Company under any interest rate cap or collar arrangements or similar arrangements during such period;

“Inventories” means the inventories of the Company audited as at December 31, 2006, as listed on Schedule 4.1(u);

“Key Customers” means those Persons to whom the Company licences, assigns, sells or otherwise exploits products and/or properties listed in the Catalogue or Third Party Product as set out on Schedule 1.3 attached hereto.

“Key Suppliers” means those Persons from which the Company has been granted exclusive exploitation rights for the Territory of United States or North America for specific productions or properties listed in its Catalogue as set out on Schedule 1.4 attached hereto;

“Knowles” means Philip Knowles, the principal of Topaz and the President of the Company;

“Laws” means all applicable laws, statutes, regulations, by-laws, rules, decrees, orders, ordinances, protocols, codes, guidelines, policies, notices, directions and judgments or other requirements of any Governmental Authority;

“Locations” means the Bridgegate Location and the Townsgate Location;

“Material Adverse Effect” means any change or effect that is, or could reasonably be expected to be material and adverse to the business assets, properties, operations or financial condition of the Company, provided, however, that any event or condition shall be deemed to have a “Material Adverse Effect” if such event or condition when taken together with all other events and conditions occurring or in existence at such time would result in a “Material Adverse Effect”, even though, individually, such event or condition would not do so.

“Material Contract” means any Contract which requires or may require the provision by the Company of goods or services, or the making of a financial obligation in each case having a fair market value of in excess of $50,000;

“Member Distributions” means the distributions in the aggregate amount of $1,049,780 paid by the Company to the Vendors in 2007 as set out on Schedule 4.1(d);

“Net Income” means, for any period, the net income or loss of the Company determined in accordance with GAAP; provided, however, that the following shall be excluded therefrom (i) after tax gains or losses from asset sales or abandonments or reserves relating thereto, (ii) after tax items classified as extraordinary or non-recurring gains or losses, (iii) income or loss attributable to discontinued operations, including operations disposed of or closed during the period whether or not the operations were classified as discontinued, and (iv) in the case of a successor to the Company by consolidation or merger or as a transferee of the assets of the Company, any earnings of the successor corporation prior to the consolidation, merger or transfer or assets accounted for on a pooling of interest basis;

“PAE” means Peace Arch Entertainment Group Inc., the parent of the Purchaser;

“PAE Shares” means the common shares in the capital of PAE to be issued to the Vendors in partial satisfaction of the Purchase Price as contemplated in Section 3.4(a)(i);

“Parties” means, collectively, the Vendors and the Purchaser and “Party” means any of them;

“Pension Plans” has the meaning attributed to that term in Section 4.1(y)(vi);

“Person” means an individual, body corporate with or without share capital, partnership, joint venture, unincorporated association, syndicate, sole proprietorship, trust, pension fund, union, governmental agency, board, tribunal, ministry, commission or department and the heirs, beneficiaries, executors, legal representatives or administrators of an individual;

“Principals” means, collectively, Brooker, Knowles and the Shahs.

“Purchase Price” has the meaning attributed thereto in Section 2.2;

“Purchased Securities” has the meaning attributed thereto in Recital 1;

“Purchaser” means Peace Arch LA, Inc.;

“Purchaser Indemnitees” has the meaning attributed thereto in Section 8.1;

“Rights Agreements” means those agreements under which the Company has acquired rights in and to the Catalogue;

“SEC” has the meaning attributed thereto in Section 4.1(mm);

“Shahs” means Sundip Shah, Ash Shah and Sunil Shah, the principals of Trient;

“Smooth” means Smooth Motion Pictures Inc.;

“Tax Returns” means any returns, declarations, reports, and claims for refund, or information returns or statements relating to Taxes, including any schedules or attachments thereto, and including any amendments thereof;

“Taxes” means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by a governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person;

“Thent” means Thent, LLC;

“Third Party” has the meaning attributed thereto in Section 8.4(b);

“Third Party Claim” has the meaning attributed thereto in Section 8.3(b);

“Third Party Products” means film and television products and properties owned by or licensed by third parties and includes those products and properties listed on Schedule 1.5;

“Threshold” has the meaning attributed to that term in Section 8.1;

“Time of Closing” means 10:00 a.m. (Los Angeles time) on the Closing Date or such other time as the Purchaser and the Vendors may agree upon;

“Topaz” means Topaz Entertainment LLC;

“Townsgate Location” means Unit 140 of 2629 Townsgate Road, Westlake Village, California 91361;

“Transaction” has the meaning attributed thereto in Recital 2;

“Transaction Expenses” has the meaning attributed thereto in Section 9.6;

“Trient” means Trient, LLC;

“Universal” means Universal Music Canada Inc.;

“Universal Agreement” means the distribution agreement between Universal and the Company dated June 1, 2004;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Vendors” means those persons listed in Schedule 1.1;

“Vendor Indemnitees” has the meaning attributed thereto in Section 8.2; and

“Welfare Plans” has the meaning attributed to that term in Section 4.1(y)(vi).

1.2

Time of the Essence

Time shall be of the essence of each provision of this Agreement.  Any extension, waiver or variation of any provision of this Agreement shall not be deemed to affect this provision and there shall be no implied waiver of this provision.

1.3

Calculation of Time

Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends.  Where the last day of any such time period is not a Business Day, such time period shall be extended to the next Business Day following the day on which it would otherwise end.

1.4

Business Days

Whenever any action to be taken or payment to be made pursuant to this Agreement would otherwise be required to be taken or made on a day that is not a Business Day, such action shall be taken or such payment shall be made on the first Business Day following such day.  Interest on all amounts due hereunder shall, however, be calculated for all days on which such amounts are outstanding, including each day that is not a Business Day.

1.5

Currency

Unless otherwise specified, all references to amounts of money in this Agreement refer to the lawful currency of the United States of America.

1.6

Headings

The descriptive headings preceding Articles and Sections of this Agreement are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections.  The division of this Agreement into Articles and Sections shall not affect the interpretation of this Agreement.

1.7

Plurals and Gender

Words in the singular include the plural and vice versa and words in one gender include all genders.

1.8

Statutory References

Any reference to a statute shall mean the statute in force as at the date of this Agreement (together with all regulations promulgated thereunder) as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto, unless otherwise expressly provided.

1.9

Construction

The words “including”, “include”, and “includes” shall mean “including without limitation”, “include, without limitation” and “includes, without limitation”, respectively.

1.10

Knowledge

Whenever any Party makes any representation, warranty or other statement to such Party’s knowledge, such Party will be deemed to have made due inquiry, including due inquiry by any officer or director of such Party, if applicable, or any other Person who has responsibility with respect to the relevant subject matter, into the subject matter of such representation, warranty or other statement.

1.11

Schedules

The following are the schedules annexed hereto and incorporated by reference herein and deemed to be part of this Agreement:

Schedule 1.1	–	Vendors and Purchased Securities
Schedule 1.2	–	Catalogue
Schedule 1.3	–	Key Customers
Schedule 1.4	–	Key Suppliers
Schedule 1.5	–	Third Party Product
Schedule 4.1(a)	–	Corporate Organizations, Standing & Qualifications
Schedule 4.1(d)	–	Member Distributions
Schedule 4.1(e)	–	Consents; etc.
Schedule 4.1(i)		Financial Statements
Schedule 4.1(j)	–	Indebtedness and Liabilities
Schedule 4.1(l)	–	Non-Arm’s Length Matters
Schedule 4.1(n)	–	Unusual Transactions
Schedule 4.1(o)	–	Ownership of Assets
Schedule 4.1(p)	–	Leases of Personal Property
Schedule 4.1(q)	–	Leases of Real Property
Schedule 4.1(t)	–	Litigation
Schedule 4.1(u)	–	Inventories
Schedule 4.1(v)	–	Accounts Receivables
Schedule 4.1(w)	–	Rights Agreements
Schedule 4.1(x)	–	Material Contracts
Schedule 4.1(y)(i)	–	Employment and Consultants Agreements
Schedule 4.1(y)(iii)	–	Employees and Consultants
Schedule 4.1(y)(vii)	–	Employee Plans
Schedule 4.1(y)(xii)	–	ERISA Affiliates
Schedule 4.1(z)	–	Insurance
Schedule 4.1(aa)	–	Intellectual Property
Schedule 4.1(cc)	–	Bank Accounts

1.12

Exhibits

The following Exhibits attached to this Agreement form an integral part of this Agreement:

Exhibit “A” – Consulting Agreement

Exhibit “B” – Deposit Escrow Agreement

Exhibit “C” – Non-Solicit Agreement

Exhibit “D”– Holdback Escrow Agreement

ARTICLE 2
PURCHASE AND SALE OF PURCHASED SHARES

2.1

Purchase and Sale of Purchased Shares

Subject to the terms and conditions of this Agreement, at the Time of Closing, each of the Vendors shall sell those of the Purchased Securities set out opposite his, her or its name on Schedule 1.1 free and clear from all liens, charges and encumbrances, and the Purchaser shall purchase such Purchased Securities.

2.2

Purchase Price

The consideration to be paid by the Purchaser for the Purchased Shares shall be an amount (the “Purchase Price”) that is not less than $9,000,000 and not more than $11,000,000 (such amount to be irrespective of any and all amounts required to be withheld as a withholding tax or for any other reason under applicable Law) calculated as follows: $10,000,000 plus or minus (as applicable) an amount equal to five (5) times the 2006 Audited EBITDA minus the 2005 EBITDA.  The Purchase Price shall be paid as set out in Section 3.3 below.

ARTICLE 3
CLOSING ARRANGEMENTS

3.1

Place of Closing

The Closing shall take place at the Time of Closing at the offices of the Purchaser’s counsel located at 250 Yonge Street, Suite 2400, Toronto, Ontario M5B 2M6 at the Time of Closing or at such other place and time as may be agreed upon by the Purchaser and the Vendors.

3.2

Transfer of Purchased Securities

The Vendors shall transfer and deliver to the Purchaser at the Time of Closing the Purchased Securities and the Vendors shall take such steps as shall be necessary to cause the Company to enter the Purchaser upon the books of the Company as the holder of the Purchased Securities.

3.3

Deposit

The Parties hereto acknowledge that the Purchaser has deposited with the Escrow Holder the sum of $250,000 in cash (the “Cash Deposit”) and the Parties and the Escrow Holder have signed the Deposit Escrow Agreement.  In addition, the Vendors acknowledge receipt of an unsecured promissory note of PAE, with a maturity date of December 31, 2007, in the principal amount of $250,000 (the “Deposit Note”).  In the event the Transaction is consummated by the Parties pursuant to the terms hereof, (a) the Cash Deposit shall be applied against the Purchase Price and the Parties shall execute a joint written direction in the form attached as Schedule “D” to the Deposit Escrow Agreement instructing the Escrow Holder to pay the Cash Deposit to the

Vendors on the Closing Date in proportion to the Vendors’ respective membership interests in the Company as set out on Schedule 1.1, and pay any interest accrued on the Cash Deposit to the Purchaser and (b) the Deposit Note shall be tabled for Closing and cancelled.  In the event that Purchaser does not consummate the Transaction on the Closing Date for any reason other than failure of the Vendors to satisfy any of the conditions precedent in Section 6.1 at or prior to the Closing Date, then (c) the Parties shall execute a joint written direction in the form attached as Schedule “C” to the Deposit Escrow Agreement instructing the Escrow Holder to pay the Cash Deposit to the Vendors as contemplated by the Deposit Escrow Agreement, and (d) the Vendors shall retain the Deposit Note, as liquidated damages.  The entitlement of the Vendors to retain the Deposit in such circumstances shall be the sole remedy that the Vendors shall have against the Purchaser in respect of the non-completion of the acquisition of the Purchased Securities.  The Purchaser and the Vendors acknowledge that the Deposit represents a genuine pre-estimate of damages which the Vendor would suffer on the Purchaser’s default and that the Deposit is not a penalty.  If the Purchaser does not consummate the acquisition of the Purchased Securities owing solely to the failure of the Vendors to satisfy any one or more of the conditions precedent listed in Section 6.1 at or prior to the Closing Date then (e) the Parties shall execute a joint written direction in the form attached as Schedule “B” to the Deposit Escrow Agreement instructing the Escrow Holder to pay the Cash Deposit and any interest thereon to the Purchaser, and (f) the Deposit Note shall be returned by the Vendors to the Purchaser and shall be deemed cancelled.

3.4

Payment of the Purchase Price

(a)

Provided that the Audited Financial Statements, have been delivered by the Vendors to the Purchaser prior to the Closing Date, the Deposit Note shall be returned by the Vendors to the Purchaser and shall be deemed cancelled and the Purchase Price shall be paid and satisfied by the Purchaser as follows at the Time of Closing:

(i)

The Cash Deposit shall be delivered to the Vendors and credited against the Purchase Prices as provided in Section 3.3.

(ii)

the Purchaser shall cause PAE to issue the PAE Shares to the Vendors, which shares shall have an aggregate value of $500,000, determined based on the ten (10) day average share price for the common shares of PAE on the AMEX over the ten (10) trading days immediately preceding the third Business Day preceding the Closing Date (i.e. June 28, 2007) (subject to applicable securities and regulatory laws), with twenty-five percent (25%) of the PAE Shares being issued to each of Topaz, twenty-five percent (25%) of the PAE Shares being issued to Thent, and fifty percent (50%) of the PAE Shares being issued to Trient.  Share certificates representing the PAE Shares to be issued to each Vendor will be delivered to each of the Vendors on the Closing Date.

(iii)

the Purchaser shall make payment to Trient by wire transfer of immediately available funds an amount equal to 50% of the Adjusted Purchase Price less (A) $250,000 (in respect of the PAE Shares issued to Trient), and (B) the Member Distributions previously paid to Trient as set out on Schedule 4.1(d);

(iv)

the Purchaser shall make payment to Thent by wire transfer of immediately available funds an amount equal to 25% of the Adjusted Purchase Price less (A) $125,000 (in respect of the PAE Shares issued to Thent), and (B) the Member Distributions previously paid to Thent as set out on Schedule 4.1(d); and

(v)

the Purchaser shall make payment to Topaz by wire transfer of immediately available funds an amount equal to 25% of the Adjusted Purchase Price less (A) $125,000 (in respect of the PAE Shares issued to Topaz), and (B) the Member Distributions previously paid to Topaz as set out on Schedule 4.1(d).

(b)

In the event that the Audited Financial Statements, have not been delivered by the Vendors to the Purchaser prior to the Closing Date then (x) the Vendors, the Purchaser and the Escrow Holder shall enter into the Holdback Escrow Agreement on the Closing Date and the Purchaser shall deposit the amount of $2,000,000 (the “Holdback”) with the Escrow Holder to be held in escrow pursuant to the terms of Section 3.5 below and the terms of the Holdback Escrow Agreement (and subject to Article 8), and (y) the Purchaser shall satisfy $9,000,000 of the Purchase Price in cash and PAE Shares as follows at the Time of Closing (provided the Deposit Note is returned by the Vendors to the Purchaser and deemed cancelled):

(i)

The Cash Deposit shall be delivered to the Vendors and credited against the Purchase Price as provided in Section 3.3;

(ii)

the Purchaser shall cause PAE to issue the PAE Shares to each of the Vendors on the same terms as set out in Section 3.4(a)(i) above;

(iii)

the Purchaser shall make payment to Trient by wire transfer of immediately available funds an amount equal to $4,125,000 less the Member Distributions previously paid to Trient as set out on Schedule 4.1(d);

(iv)

the Purchaser shall make payment to Thent by wire transfer of immediately available funds an amount equal to $2,062,500 less the

Member Distributions previously paid to Thent as set out on Schedule 4.1(d); and

(v)

the Purchaser shall make payment to Topaz by wire transfer of immediately available funds an amount equal to $2,062,500 less the Member Distributions previously paid to Topaz as set out on Schedule 4.1(d).

3.5

Release of Holdback

In the event the Vendors do not deliver to the Purchaser the Audited Financial Statements prior to the Closing Date then the Vendors, the Purchaser and the Escrow Holder shall enter into the Holdback Escrow Agreement on the Closing Date and the Purchaser shall deposit the Holdback with the Escrow Holder.  The Vendors shall use their best efforts to deliver the Audited Financial Statements within forty-five (45) days from the Closing Date but in any event no later than sixty (60) days from the Closing Date, to the Purchaser.  Within seven (7) Business Days of receipt of the Audited Financial Statements subject to the terms of Article 8, the Parties shall execute a joint written direction in the form attached to the Holdback Escrow Agreement instructing the Escrow Holder to release the Holdback to the Vendors and the Purchaser (as applicable) as follows:

(a)

the Escrow Holder shall pay to the Vendors an amount equal to the Purchase Price minus the amount of $9,000,000 (the “Balance of the Purchase Price”).  The Balance of the Purchase Price shall be paid to the Vendors in proportion to their respective membership interests in the Company as set out on Schedule 1.1; and

(b)

the Escrow Holder shall pay to the Purchaser an amount equal to $2,000,000 less the Balance of the Purchase Price.

3.6

Allocation

The Purchaser shall prepare an allocation of the Purchase Price (and all other capitalized costs) among the assets of the Company in accordance with Code Section 1060 and the treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), which allocation shall be binding upon the Vendors.  The Purchaser shall deliver such allocation to the Vendors within 60 days after the Closing Date.  The Purchaser and the Vendors shall report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation prepared by the Purchaser.  Neither the Purchaser nor the Vendors shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable law.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1

Representations and Warranties of the Vendors

The Vendors jointly and severally represent and warrant to the Purchaser as of the Effective Date (and acknowledge that the Purchaser is relying on the representations and warranties in completing the transactions contemplated by this Agreement) as set forth in the following paragraphs.  Such representations and warranties are subject to the qualifications and exceptions set forth in the disclosure schedules delivered by Vendors to the Purchaser and dated as of the date hereof and attached hereto (the “Disclosure Schedules”).

(a)

Corporate Organization, Standing and Qualifications

The Company is duly formed, validly existing, organized and in good standing under the laws of the State of California and has not been dissolved.  The Company has all requisite power, authority and capacity to own, lease and operate its property and assets and to carry on its Business as currently conducted.  Neither the nature of the Business nor the location or character of the property owned or leased by the Company requires the Company to be registered, licensed or otherwise qualified in any jurisdiction other than in the State of California.  The Company has made all filings and registrations under all applicable laws and is duly qualified to carry on business, and are in good standing, in the State of California, and it has taken all steps necessary to be in material compliance with the provisions of the Act.  Schedule 4.1(a) sets out the names (registered or otherwise) under which the Company does as of the date hereof, or has in the past five (5) years done, business.

(b)

Other Interests

The Company neither owns, directly or indirectly, nor has it agreed to acquire: (i) any of the outstanding shares or securities convertible into shares of any other corporation; or (ii) any participating interest in any partnership, joint venture or other business enterprise.

(c)

Vendor Organization and Authorization

Each of Topaz and Thent is a limited liability company formed under the laws of the State of California and Trient is a limited liability company formed under the laws of the State of Nevada and each of such companies have the power to enter into and perform their respective obligations as Vendors under this Agreement.  The execution and delivery of the Agreement by the manager or managing members of each of the Vendors has been duly authorized and this Agreement has been duly executed and delivered by each of the Vendors and is a legal, valid and binding obligation of each of the Vendors enforceable against each of the Vendors by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(d)

Distributions

Since December 31, 2006, the Company has not declared or made any payment of any distribution in respect of any membership interests in the Company or made any other distribution or payment to the Vendors or their principals, members, managers, officers or employees or redeemed any membership interests or repaid any member loans other than (i) the regular payments made to Topaz in connection with its engagement as a consultant to the Company pursuant to the terms of the independent contractor agreement between Topaz and the Company dated as of December 21, 1999 (the “Independent Contractor Agreement”), and (ii) the Member Distributions.

(e)

Consents and Approvals; No Violations

Neither the execution and delivery of this Agreement or any other agreement or document executed in connection with the transactions contemplated herein and to which the Vendors are or will become a party as contemplated by this Agreement, the consummation of the transactions contemplated herein or therein nor compliance by the Vendors with any provisions hereof or thereof will (a) conflict with or result (with or without notice, lapse of time or both) in a breach of any of the terms, conditions or provisions of the articles of organization, operating agreement or other constituting documents of the Company, including any amendments thereto, (b) conflict with or result (with or without notice, lapse of time or both) in a breach of any of the terms, conditions or provisions of the articles, operating agreements, or other constituting documents of the Vendors including any amendments thereto, (c) conflict with or result in a breach or default (or give rise to any right of termination, cancellation, acceleration, modification or other right) under any of the provisions of any note, bond, lease, mortgage, indenture, licence, franchise, permit, agreement, Contract, or other instrument or obligation to which any of the Vendors or the Company is a party, or by which any of the Vendors or the Company is bound or affected, except for such conflict, breach or default as to which requisite waivers or consents shall have been obtained by the Company before Closing (which waivers or consents are identified and described in Schedule 4.1(e)), (d) violate any Laws applicable to any of the Vendors or the Company or any of their respective properties or assets, or (e) result in the creation or imposition of any Encumbrance upon the Company.  Except as set out in Schedule 4.1(e), no consent or approval by, or any notification or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Vendors of this Agreement or any other agreement or document executed in connection with this Agreement or the transactions contemplated herein and to which any of the Vendors is or will be a party.  Except as may be disclosed on Schedule 4.1(t), there is no Dispute commenced or in progress or, to the knowledge of the Vendors, pending or threatened against or relating to the Vendors or the Company or any of their respective property or assets that might otherwise impair the consummation, or would reasonably be expected to impair the benefits to the Purchaser, of the transactions contemplated by this Agreement or in any other agreement or document executed in connection with the transactions contemplated herein to which any of the Vendors is or will be a party.

(f)

Licences, Permits and Authorizations

The Company has conducted the Business in compliance with, and the Company holds all licenses, permits and authorizations necessary for the lawful operation of the Business pursuant to, all applicable statutes, laws, ordinances, rules and regulations of all Governmental Authorities having jurisdiction over the Company or over any part of the Business all of which are valid and subsisting and in good standing with no violations in respect thereof as of the date of this Agreement.

(g)

Capitalization

The membership interests of the Company are owned by the Vendors in the proportions set out on Schedule 1.1.  The Purchased Securities have been duly and validly issued and are outstanding as fully paid and non-assessable.  There are no outstanding securities convertible into or exchangeable or exercisable for any membership interests or equity interests in the Company, nor does the Company have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance of, any membership interests or equity interests in the Company or any other commitments of any kind for the issuance of additional membership interests or other securities issued by the Company or any securities convertible into or exchangeable or exercisable for any membership interests or equity interests in the Company.  On the Closing Date, the Purchased Securities shall constitute all the issued and outstanding membership interests or equity interests in the Company.

(h)

Ownership of Purchased Shares

The Vendors are the only legal and beneficial owners of the Purchased Securities, and such Purchased Securities are free and clear of any Encumbrances or rights of others (other than the rights of the Purchaser hereunder), owning that proportion of membership interests set out beside each Vendor’s name in Schedule 1.1 attached hereto.  There is no contract, option or other right of any kind binding upon or which at any time in the future may become binding upon any of the Vendors or the Company to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Purchased Securities, other than pursuant to this Agreement.

(i)

Financial Statements

The 2006 Financial Statements and the 2007 First Quarter Statements present fairly, completely and correctly the financial position of the Company as at December 31, 2006 and March 31, 2007, respectively, in all material respects and have been prepared in accordance with GAAP, consistently applied with prior fiscal years of the Company.  The Balance Sheet presents fairly a true and complete statement of the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Company as at December 31, 2006, and the statement of income and members equity forming a part of the 2006 Financial Statements accurately set forth the results of the operations of the Company and the source and application of the funds thereof throughout the periods covered thereby.

(j)

Absence of Indebtedness and Liabilities

Except as set forth on Schedule 4.1(j) and for trade creditors payable in the ordinary and normal course of business, the Company has no Indebtedness, liabilities or obligations (whether accrued, absolute, contingent or otherwise) nor any outstanding commitments or obligations of any kind whether or not such obligations or commitments are presently considered liabilities of the Company under generally accepted accounting principles. The Company is not subject to any Indebtedness or other liabilities which will become due and payable more than twelve (12) months after the Closing Date.

(k)

Tax

(i)

Except for those Tax Returns required to be filed for the 2006 and 2007 tax year of the Company and disclosed to Purchaser as not having yet been filed, the Company has filed or caused to be filed all Tax Returns required to be filed by it under applicable law, and such Tax Returns are true and correct in all respects.

(ii)

The Company has not received any inquiry from any jurisdiction where the Company does not file a tax return concerning its liability for Taxes in such jurisdiction.

(iii)

Each of the Company and the Vendors, with respect to any income of the Company, has, within the time and in the manner prescribed by law, paid directly or indirectly (and until the Closing will pay directly or indirectly within the time and in the manner prescribed by law) all Taxes that are due and payable by it, taking into account any and all extensions for payment of Taxes.

(iv)

To the knowledge of each of the Company and the Vendors, no examination of any Tax Return is underway as of the date of this Agreement and there is no action, suit, claim, assessment, or audit pending or proposed writing (or otherwise known to the Company and the Vendors) with respect to Taxes of the Company.

(v)

There are no outstanding (i) powers of attorney granted by the Company concerning any matter relating to Taxes, (ii) agreements or waivers extending the statutory period of limitation applicable to any Tax Return of the Company, or (iii) Encumbrances (and immediately following the Closing Date there will be no Encumbrances) on the assets or ownership interests of the Company relating to or attributable to Taxes.  Neither the

Company nor any of the Vendors has knowledge of any basis for the assertion of any Claim relating or attributable to Taxes which, if adversely determined, would result in any Encumbrance on the assets or ownership interests of the Company.

(vi)

None of the Company’s assets are treated as “tax-exempt use property”, within the meaning of Section 168(h) of the Code.

(vii)

The Company is not a person other than a United States person within the meaning of the Code.

(viii)

The Company has withheld and paid over all Taxes that it was required to withhold from amounts owing to any employee, consultant, creditor or third party and has complied with all applicable laws, rules and regulations relating to the withholding and payment of Taxes, including receiving the appropriate documentation necessary with respect to the withholding of Taxes relating to any payments made to any person.

(ix)

The Company has since January 2, 2004 (being the date on which the Company was converted from a corporation to a limited liability company) until the date of this Agreement been and is taxable as a partnership for United States tax purposes, and at no time was an election made that the Company be taxed as a corporation for United States tax purposes.

(l)

Non-Arm’s Length Matters

(i)

The Company does not have any loans or Indebtedness outstanding which have been made to the Vendors, managers, officers, members, consultants or employees of either the Company or to any Person not dealing at arm’s length with any of the foregoing;

(ii)

The Company has not, either directly or indirectly, transferred property to or acquired property from a Person with whom the Company was not dealing at arm’s length for consideration other than consideration equal to the fair market value of the property at the time of the disposition or acquisition thereof;

(iii)

Except as set forth in Schedule 4.1(l), the Company does not have any Contract or arrangement to which it is a party in which any of the Vendors, any director or officer of the Company or the Vendors or any other Person not dealing at arm’s length with the Vendors, the Company or any director, officer, manager, consultant, employee or member of the Company has an interest, whether directly or indirectly, including, without limitation, arrangements for the payment of management or consulting fees of any kind whatsoever.

(m)

Absence of Changes

Since December 31, 2006:

(i)

no material adverse change has occurred in any of the assets, Business, financial condition, results of operation or prospects of the Company, or, to the knowledge of the Company or the Vendors, its Key Customers and/or its Key Suppliers, nor has any other event, condition or state of facts occurred or arisen (other than changes or effects attributable to general business, economic or financial conditions affecting the industry or lines of business in which the Company participates and that do not affect the Company disproportionately) that might materially and adversely affect, or threaten to materially and adversely affect, the Company or the Business, results of operations or prospects of the Company or the ability of the Company, or, to the knowledge of the Company and Vendors, its Key Customers or its Key Supplies to carry on their respective businesses substantially the same as if such businesses were being conducted as of December 31, 2006; and

(ii)

no damage, destruction or loss, labour trouble or any other event, development or condition of any character (whether or not covered by insurance) has occurred which might have a Material Adverse Effect.

(n)

Absence of Unusual Transactions

Since December 31, 2006, the Company has not:

(i)

transferred, assigned, sold or otherwise disposed of any of the assets shown in the Balance Sheet or cancelled any debts or claims except in each case in the ordinary and normal course of business;

(ii)

except as set forth on Schedule 4.1(n), incurred or assumed any obligation or liability (direct or contingent), except unsecured current obligations and liabilities incurred in the ordinary and normal course of business;

(iii)

except as set forth on Schedule 4.1(n), discharged or satisfied any Encumbrance, or paid any obligation or liability (fixed or contingent) other than liabilities included in the Balance Sheet and liabilities incurred since the date thereof in the ordinary and normal course of business;

(iv)

except for the Member Distributions, declared or made any payment of any dividend or other distribution in respect of any membership interest or purchased or redeemed any such membership interest thereof or repaid in full or in part any shareholder loans, other than the distributions made to Topaz Entertainment LLC in the ordinary course as consideration for the consulting services of Knowles pursuant to the terms of the Independent Contractor Agreement;

(v)

suffered an operating loss or any extraordinary loss, or waived any rights of substantial value, or entered into any commitment or transaction not in the ordinary and normal course of business where such loss, rights, commitment or transaction is or would be material in relation to the Company;

(vi)

qualified, amended or changed or taken any action to amend or change its constituting documents;

(vii)

made any general wage or salary increases in respect of personnel which it employs;

(viii)

mortgaged, pledged, subjected to lien, granted as security interest in or otherwise encumbered any of its assets or property, whether tangible or intangible;

(ix)

except pursuant to the terms of the Independent Contractor Agreement, paid or become liable for any management fee or any other fee or charge whatsoever to the Vendors or any Person who is an associate of the Vendors or paid or agreed to pay any bonus or like payment to any Person;

(x)

loaned or agreed to lend money to any Person including a shareholder; or

(xi)

authorized or agreed or otherwise become committed to any of the foregoing.

(o)

Ownership of Assets

The Company has good and marketable title to all of its assets, real and personal, including those reflected on the Balance Sheet or acquired since the date of the Balance Sheet (except as since transferred, sold or otherwise disposed of in the ordinary and normal course of business), free and clear of all mortgages, pledges, liens, title retention agreements, Encumbrances or charges of any kind or character other than as listed on Schedule 4.1(o).  No assets other than those owned or licensed by the Company are being used by the Company to operate the Business.  The assets owned or licensed by the Company are sufficient and adequate for the continued operation of the Business as conducted by the Company prior to the Effective Date.

(p)

Leases of Personal Property

Schedule 4.1(p) sets forth a true and complete list in all material respects of all equipment, other personal property and fixtures in the possession or custody of the Company which, as of the date hereof, is leased or held under licence or similar arrangement and of the leases, licenses, agreements, or other documentation relating thereto.

(q)

Leases of Real Property

Other than the leases and subleases referred to in Schedule 4.1(q), the Company is not a party to or bound by any lease, sublease, license or other instrument relating to real property and the Company has not entered into any other instrument relating to real property.  All interests held by the Company under such leases or subleases are: (i) free and clear of any and all Encumbrances of any nature and kind whatsoever; (ii) in good standing and in full force and effect, and, except as set forth on Schedule 4.1(q), without amendment; (iii) all amounts of rent and other amounts presently owing thereunder have been paid; and (iv) the Company has complied with all of its obligations under such leases or subleases and the Company is not in default or breach and has not received a notice of default or breach of its obligations under such leases or subleases.

(r)

Real Property

The Company does not hold any interest in any real property or, except for the leases referred to in Schedule 4.1(q).

(s)

Condition of Assets

All material tangible assets of the Company used in or in connection with the Business or any part thereof are in good condition, repair and (where applicable) proper working order, having regard to the use and age thereof, except only for reasonable wear and tear.

(t)

Litigation

Except as set forth on Schedule 4.1(t), there is no suit, action, dispute, civil or criminal litigation, claim, arbitration or legal, administrative or other proceeding or governmental investigation, including appeals and applications for review (collectively, “Disputes”), pending or, to the Vendor’s knowledge, threatened against the Company or affecting the Company’s assets or properties or the Business.  There are no facts or circumstances known to the Vendors which are likely to give rise to any such Disputes.  There is not presently outstanding against the Company any judgement, execution, decree, injunction, rule or order of any court, Governmental Authority, administrative agency or arbitrator.

(u)

Inventories

Schedule 4.1(u) sets forth the list of the inventories of the Company as at December 31, 2006 (the “Inventories”), which list is true and correct in all material respects.  The Inventories are in good condition, are merchantable, are of a quality and quantity useable or saleable in the ordinary course of business, are fit for the purposes for which they are intended and are carried on the books of the Company at the lower of cost and net realizable value.  Inventories are labelled and stored in material compliance with all applicable federal, state and local laws, ordinances, and governmental rules and regulations.

(v)

Accounts Receivable

Schedule 4.1(v) sets forth the list of the Accounts Receivable of the Company as of the Effective Date, which list is true and correct in all material respects.  The Accounts Receivable set out in Schedule 4.1(v)  are, and all other accounts receivable at the Time of Closing shall be, bona fide and good and collectible at their face amounts in the ordinary course of business (subject to no defence, counterclaim or set-off) except to the extent of any reserves provided for doubtful accounts in the ordinary course of business, and no such receivable has been assigned or pledged to any other Person.

(w)

Rights Agreements

Schedule 4.1(w) contains a complete and accurate list of all the Rights Agreements which the Company is a party to and there are no other Contracts to which the Company is a party pursuant to which the Company has been granted rights to the Catalogue.  Each of the Rights Agreements constitutes a valid and binding obligation of the parties thereto, enforceable in accordance with its terms.  None of the parties to any of the Rights Agreements is in breach of its obligations thereunder and to the knowledge of the Vendors, no act or event has occurred which, with notice or lapse of time or both, would constitute a breach of any of the Rights Agreements.  All of the Rights Agreements were entered into in the ordinary course of business, are now in good standing and are, except as set forth on Schedule 4.1(w), unamended and the Company is entitled to all of the benefits, rights and privileges under them.  Neither the Vendors, the Company, nor their counsel have received notice that any Person has breached, intends to breach or intends to discontinue any Rights Agreements to which the Company is a party.  The Vendors have delivered to the Purchaser complete and accurate copies of each Rights Agreement or other written evidence of the obligations, and all amendments thereto.

(x)

Material Contracts

Except for the leases and agreements referred to in Schedule 4.1(p), the leases of real property referred to in Schedule 4.1(q), the Rights Agreements referred to in Schedule 4.1(w), and the written employment and consulting contracts referred to in Schedule 4.1(y), the Company is not a party to or bound by any Material Contract, whether oral or written, other than as set out in Schedule 4.1(w).  The Contracts referred to in Schedule 4.1(p), Schedule 4.1(q), Schedule 4.1(w), Schedule 4.1(x), and Schedule 4.1(y)(i) are all in full force and effect, unamended (except as noted on Schedules) and no material default on the part of the Company, or to the knowledge of the Vendors, the other parties to such Material Contracts exists and, to the knowledge of the Vendors, there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute such a default or breach under such contracts and commitments.  The Vendors have delivered to the Purchaser complete and accurate copies of each Material Contract (or other written evidence of the obligations) and all amendments thereto.

(y)

Employment Matters

(i)

The Company is not a party to any written employment, consultant, service or pension agreement, benefit plan or collective agreement relating to the Business except as described in Schedule 4.1(y)(i).

(ii)

All vacation pay accrued up to the Effective Date has been paid by the Company such that on the Effective Date there is no vacation pay owing to the employees and consultants of the Company or any former employees or consultants of the Company and the Company shall, immediately prior to the Closing Date, pay all vacation pay accrued and owing to the employees or consultants of the Company (and any former employees of the Company) in respect of the period between the Effective Date and the Closing Date.

(iii)

The individuals listed on Schedule 4.1(y)(iii) hereto are the only employees and consultants of the Company on the Effective Date and shall be the only employees and consultants of the Company on the Closing Date.  The date of birth, hire date, salary and bonuses for the past three years and title of each employee and consultant is set out on Schedule 4.1(y)(iii).

(iv)

The Company has satisfied all of its obligations and liabilities to its employees, consultants, former employees and former consultants arising out of their engagement under all applicable Employment Laws, including those with respect to any and all lay-offs and terminations of any employees and is in compliance with all applicable Employment Laws.

(v)

The Company has not made and are not otherwise bound by any Contracts with any labour union or employee association.

(vi)

Except for the plans listed on Schedule 4.1(y)(vii) (the “Employee Plans”), (a) the Company has no Contracts nor is it bound or otherwise liable under any Contracts for the payment of any bonus, work incentive, profit sharing, savings, retirement, deferred compensation, stock option, stock purchase, pension, hospitalization, medical, dental, vision care, drug, sick leave, life insurance, weekly indemnity, long term disability, supplemental unemployment benefit, legal assistance, or any other sort or type of benefit or insurance plan, whether self-insured or otherwise, (b) the Company is not bound by or otherwise liable for, and has not been bound by or otherwise liable for in the past, any “employee pension benefit plan” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (the “Pension Plans”) or any “employee welfare benefit plan”, as defined in Section 3(1) of ERISA, (the “Welfare Plans”), and (c) the Company does not maintain, administer or contribute to, and has never maintained, administered or contributed to, any Pension Plans and/or Welfare Plans.

(vii)

The Vendors have delivered or has caused to be delivered to Purchaser true and complete copies of the Employee Plans (including any amendments, related trust agreements, custodial agreements, insurance contracts, investment contracts and other funding arrangements, if any, and adoption agreements, if any, and summary plan descriptions, employee communications and Forms 5500).

(viii)

There has been no amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of expense incurred in respect of such Employee Plan for the most recent plan year with respect to Employee Plans.

(ix)

Each Employee Plan has been maintained in compliance with its terms and the requirements prescribed by any and all applicable Laws.

(x)

There are no pending or, to the knowledge of Vendors, threatened (A) claims, suits or other proceedings by any employees, former employees, consultants, former consultants or plan participants or the beneficiaries, spouses or representatives of any of them, other than ordinary and usual claims for benefits by participants or beneficiaries, or (B) suits, investigations or other proceedings by any federal, state, local or other governmental agency or authority, of or against any Employee Plan, the assets held thereunder, the trustee of any such assets or the Company relating to any of the Employee Plans.

(xi)

The Company has not engaged (A) in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA, or (B) in any “prohibited transaction” within the meaning of Section 406(a) or 406(b) of ERISA, or of Section 4975(c) of the Code or other applicable law, with respect to any Employee Plans.

(xii)

No liability has been incurred by the Company or by a trade or business, whether or not incorporated, which is or has been deemed to be under common control or affiliated with the Company within the meaning of Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”), for any Tax, penalty or other liability with respect to any Employee Plan.  Each ERISA Affiliate is listed on Schedule 4.1(y)(xii).

(xiii)

Neither the Company nor any ERISA Affiliate has ever maintained, adopted or established, contributed or been required to contribute to, or otherwise participated or been required to participate in, nor will they become obligated to do so through the Closing Date, any (i) pension plan covered by Title IV or ERISA or (ii) “multiemployer plan” (as defined in Section 3(37) of ERISA).

(xiv)

No Employee Plan provides benefits, including any severance or other post-employment benefit, salary continuation, termination, death, disability or health or medical benefits (whether or not insured), life insurance or similar benefit with respect to current or former employees (or their spouses or dependents) of the Company beyond their retirement or other termination of service.

(xv)

No notice has been received by the Company of any complaints filed by any employees or consultants against the Company claiming that the Company has violated any Employment Law.

(xvi)

There are no actual or, to the knowledge of the Vendors, threatened actions for wrongful dismissal involving any former employee of the Company.

(xvii)

The consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting under any Employee Plan nor obligate the Company to provide any change in control payments, stay bonuses, severance pay or other such payments.

(xviii)

Each Employee Plan may be amended or terminated by the Company at any time, for any reason, and without liability therefor.

(z)

Insurance

(i)

The Company has all of its assets, property and undertaking and the Business insured against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance coverage will be continued in full force and effect (with all premiums paid) up to and including the Closing Date.  The Company is not in default, whether as to the payment of premium or otherwise, under the terms of any such policy.  The Company has not failed to give any notice or present any claim under any such policy in due and timely fashion.  Nothing has been done or omitted to be done by the Company which could make any policy of insurance void or voidable.

(ii)

Schedule 4.1(z) is a true and complete list setting forth all insurance policies (specifying the issuer, the amount of the coverage, the type of insurance, the policy number and any pending claims thereunder) maintained by the Company with respect to its assets, property and undertaking and the Business as of the date hereof.  Also forming part of Schedule 4.1(z) are true and complete copies of the most recent inspection reports, if any, received from insurance underwriters or employees or agents of the Company as to the condition of their assets, property and undertaking and the Business.

(aa)

Intellectual Property

The Company is the legal and beneficial owner or licensee of the Intellectual Property set out on Schedule 4.1(aa) hereto.  With respect to the Intellectual Property owned by the Company, the Company is the legal and beneficial owner of such Intellectual Property with good and valid title thereto, free and clear of all Encumbrances (except such security interests, unperfected as of the Effective Date, as may be created by certain of the agreements disclosed on Schedule 4.1(x)). To the Vendors’ knowledge, no Person has materially infringed or breached or is materially infringing or breaching any of the Intellectual Property. The present use of the Intellectual Property by the Company does not infringe on or violate the rights of any third Person, including copyright, and does not defame or violate any rights of privacy or publicity of any Person, and there are no restrictions on the use of any of the Intellectual Property as it is currently being used, other than as set out in the Rights Agreements. No notice has been received challenging the validity or enforceability of any of the Intellectual Property or the title, ownership or use thereof by the Company and, to the knowledge of the Vendors, there are no facts upon which such a challenge could be made. The Company has taken all reasonable measures and precautions to protect and maintain the value of all of the Intellectual Property owned or licensed by the Company.

(bb)

Compliance with Laws

The Company is in compliance in all material respects with, and will at the Closing Date have filed all reports or returns required under, all Laws applicable to it.

(cc)

Bank Accounts, etc.

There is set forth in Schedule 4.1(cc) hereto the name of each bank or other depository in which the Company maintains any bank account, trust account or safety deposit box and the names of all persons authorized to draw thereon or who have access thereto.

(dd)

Absence of Guarantees

The Company has not given or agreed to give, or is a party to or bound by, any guarantee of indebtedness, indemnity, bond or suretyship or other obligations of another Person or Persons or any other commitment by which the Company is, or is contingently, responsible for such indebtedness or other obligations.

(ee)

Company Records

The minute books of the Company contains, and will contain at the Closing Date, accurate and complete minutes of all meetings and resolutions of its members and manager held since its conversion to a limited liability company and of its directors and shareholders since its incorporation.  All resolutions of the Company were duly passed and all meetings of the Company were duly held, and membership register is, and will at the Closing Date be, complete and accurate and shall reflect all transactions contemplated by this Agreement.

(ff)

Books and Records

The Books and Records are duly maintained in accordance with industry standards and contain full and accurate records of all legal and financial matters required to be dealt with in respect of the Company. All material financial transactions relating to the Business in effect as of the

Effective Date have been accurately recorded in the Books and Records and all material financial transactions relating the Business in effect as of the Closing Date shall be accurately recorded in the Books and Records on the Closing Date.

(gg)

Consents

Except for the Consents set out in Schedule 4.1(e), no consents, approval, authorizations, permissions, Governmental Authorizations, or declaration, filing (other than administrative filings with Tax authorities, companies registries and the like) or registration with, any Governmental Authority is required to be made or obtained by the Company or the Vendors prior to, or as a condition of, the consummation of the transactions contemplated in this Agreement.

(hh)

Powers of Attorney

The Company has not given any or irrevocable power of attorney relating to the Business (other than such powers of attorney given in the ordinary course of business with respect to routine matters) to any Person for any purpose whatsoever.

(ii)

Environmental Matters

The Business has been and is being carried on and the undertakings of the Company has been and are being conducted in compliance with all applicable Environmental Laws.  The Vendors do not know, or have reasonable grounds to know, of any fact which could give rise to a notice of non-compliance with any Environmental Laws.

(jj)

Brokers

Except for the Vendors’ engagement of WS Entertainment and Peter Schlessel, neither the Vendors nor the Company have engaged any broker or other agent in connection with the transactions contemplated in this Agreement and, other than the fee equal to 3% of the Purchase Price payable by the Vendors to WS Entertainment and Peter Schlessel, there is no commission, fee or other remuneration payable to any broker or agent who purports or may purport to act or have acted for the Vendors, or the Company.  For greater certainty, neither (a) Purchaser, PAE or any of their Affiliates or subsidiaries, nor (b) the Company, shall be responsible for any commission or fee payable to any broker or other agent in connection with the transactions contemplated in this Agreement, including any commission or fees payable to WS Entertainment or Peter Schlessel.

(kk)

Truth and Accuracy of Schedules

All of the information disclosed in each of the Schedules attached to this Agreement is true and correct (as at the date of execution of this Agreement or such other date as is indicated on such Schedules) in all material respects

(ll)

Full Disclosure

None of the foregoing representations and statements of fact contains any untrue statement of a material fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Purchased Securities seeking full information as to the Company and its properties, businesses and affairs.  There is no fact that the Vendors have not disclosed to the Purchaser in writing or, so far as the Vendors can foresee, that could reasonably be expected to have a Material Adverse Effect (other than facts relating to general economic conditions which would not have a disproportionate effect on the Company in relation to other companies) or that might materially adversely effect the ability of the Vendors to perform their obligations under this Agreement.

(mm)

Accredited Investor

Each Vendor is an “accredited investor” within the meaning of the United States Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

(nn)

Investment Experience

Each Vendor acknowledges (i) it has the ability to bear the economic risks of its prospective investment, including a complete loss of its investment; (ii) has been furnished with and has had access to such information as each Vendor has considered necessary to make a determination as to the purchase of the PAE Shares together with such additional information as is necessary to verify the accuracy of the information supplied; (iii) has had all questions which have been asked by it satisfactorily answered by PAE; and (iv) has not been offered the PAE Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

(oo)

Restricted Securities

Each Vendor understands and acknowledges that the offering of the PAE Shares pursuant to this Agreement has not been and, except as provided in Section 7.2 hereof, will not be registered under the U.S. Securities Act or qualified or registered under applicable blue sky laws on the grounds that the offering and sale of the PAE Shares contemplated by this Agreement are exempt from registration under the U.S. Securities Act and exempt from qualification or registration under exemptions available under applicable blue sky laws, and that the Company’s reliance upon such exemptions is predicated upon each Vendor’s representations set forth in this Agreement.  Each Vendor acknowledges and understands that the PAE Shares must be held indefinitely unless the PAE Shares are subsequently registered under the U.S. Securities Act and qualified under applicable blue sky laws or an exemption from such registration and such qualification is available.  In this connection, each Vendor represents that it is familiar with SEC

Rule 144 as presently in effect, and understands the resale limitations imposed thereby and by the U.S. Securities Act

4.2

Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Vendors (and acknowledges that the Vendors are relying on the representations and warranties in completing the transactions contemplated hereby) that:

(a)

Corporate

The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of State of California, is qualified to do business in each jurisdiction in which it required to so qualify, and has not been dissolved.

(b)

Authority

The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder and the execution and delivery of this Agreement and the performance by the Purchaser of its obligations hereunder has been duly authorized by all necessary corporate action on the part of the Purchaser.

(c)

Enforceability

This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (subject, as to the enforcement of remedies, to bankruptcy, reorganization, insolvency, moratorium, and other laws relating to or affecting creditors’ rights generally and subject to the availability of equitable remedies).  The execution and delivery of this Agreement by the Purchaser, the consummation of the transactions contemplated hereby and the fulfilment by the Purchaser of the terms, conditions and provisions hereof will not:

(i)

contravene or violate or result in the breach (with or without the giving of notice or lapse of time, or both) or acceleration of any obligations of the Purchaser under:

(A)

any Laws applicable to the Purchaser;

(B)

any judgement, order, writ, injunction or decree of any court or of any Governmental Authority which is presently applicable to the Purchaser;

(C)

the articles, by-laws or any resolutions of the Purchaser or any amendments thereto or restatements thereof; or

(D)

the provisions of any agreement, arrangement or understanding to which the Purchaser is a party or by which it is bound.

(d)

Brokers

The Purchaser has not engaged any broker or other agent in connection with the transactions contemplated in this Agreement and, accordingly, there is no commission, fee or other remuneration payable to any broker or agent who purports or may purport to have acted for the Purchaser.

(e)

PAE Shares

Upon issuance, the PAE Shares will be duly and validly issued and outstanding as fully paid and non-assessable shares in the capital stock of PAE.

(f)

Full Disclosure

None of the foregoing representations and statement of fact contains any untrue statement of a material fact or omits to state any material fact necessary to make any such statement or representation not misleading to the Vendors.  There is no fact that the Purchaser has not disclosed to the Vendors in writing or PAE has not disclosed in its public disclosure documents that could reasonably be expected to materially adversely effect the ability of the Purchaser or PAE to perform their obligations under this Agreement.

4.3

Nature and Survival of Vendor’s Representations and Warranties

The representations and warranties of the Vendors contained in this Agreement or in any document or certificate given pursuant to this Agreement shall survive the Closing for the benefit of the Purchaser as follows:

(a)

as to the representations and warranties contained in Sections 4.1(a), (b), (c), (g) and (h) indefinitely;

(b)

as to the representations and warranties contained in Sections 4.1(e), (t), and (ii), for a period of three (3) years unless a bona fide notice of a claim shall have been made in writing before the expiry of that period, in which case the representation and warranty to which such notice apply shall survive in respect of that claim until the final determination or settlement of the claim; and

(c)

as to the representations and warranties contained in Section 4.1(k), until the date following expiration of all periods allowed for objecting and appealing the determination of any proceedings relating to any assessment or reassessment of the Company by any Taxing authority in respect of any taxation period ending on or prior to the Closing or in which the Closing occurs unless a bona fide notice of a claim shall have been made in writing before the expiry of that period, in which case the representation and warranty to which such notice apply shall survive in respect of that claim until the final determination or settlement of the claim; and

(d)

as to all other matters, for a period of eighteen (18) months, unless a bona fide notice of a claim shall have been given in writing before the expiry of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of that claim.

4.4

Survival of Purchaser’s Representations and Warranties

The representations and warranties of the Purchaser contained in Sections 4.2(a), (b), (c) and (e) of this Agreement shall survive indefinitely, and all others representations and warranties of the Purchaser in this Agreement or any document or certificate given pursuant to this Agreement shall survive the Closing for the benefit of the Vendors for a period of eighteen (18) months, unless a bona fide notice of claim shall have been made in writing before the expiry of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of that claim.

ARTICLE 5
[INTENTIONALLY DELETED]

ARTICLE 6
CONDITIONS PRECEDENT TO THE PERFORMANCE
BY THE PARTIES OF THEIR OBLIGATIONS UNDER THIS AGREEMENT

6.1

The Purchaser’s Conditions

The obligation of the Purchaser to complete the purchase of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Time of Closing, each of the following conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser):

(a)

[Intentionally Deleted]

(b)

[Intentionally Deleted]

(c)

Receipt of Closing Documentation

All documentation relating to the due authorization and completion of the purchase and sale of the Purchased Securities and all actions and proceedings taken on or prior to the Closing Date in connection with the performance by the Vendors of their obligations, covenants and agreements under this Agreement shall be satisfactory to the Purchaser and its counsel, acting reasonably, and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all proceedings in connection therewith in compliance with these conditions, in form and substance satisfactory to the Purchaser and its counsel, acting reasonably.

(d)

Good Standing Certificates

The Vendors shall have delivered to the Purchaser certificates dated not more than five (5) Business Days prior to the Closing Date from the appropriate office of the jurisdiction of organization or formation of the Company and each of the Vendors, certifying that each such entity is validly existing and in good standing under the laws of such jurisdiction

(e)

Vendors’ Closing Opinion

The Purchaser shall have received an opinion dated as of the Closing Date from the Vendors’ counsel in such form and as to such matters as the Purchaser or the Purchaser’s counsel may reasonably request provided that, insofar as the opinions expressed in such opinion are based on matters of fact, such opinions may be based upon certificates of the Vendors, public officials and officers of the Company and, as to matters involving the laws of jurisdictions in which such counsel is not qualified to practice, on opinions of recognized local counsel in such jurisdictions.

(f)

Required Consents

All Consents listed on Schedule 4.1(e) shall have been obtained and complied with on or before the Time of Closing.

(g)

Approvals and Officers Certificates

The sale of all of the Purchased Securities pursuant to this Agreement shall have been approved by the Vendors as the members of the Company.  The Vendors shall have delivered to the Purchaser a certificate of the manager of the Company (in such capacity and without personal liability), in form and substance reasonably satisfactory to the Purchaser certifying that the members and manager of the Company have adopted resolutions (in a form attached to such certificate) authorizing the consummation of the transactions contemplated by this Agreement, which resolutions are in full force and effect and that the Company and its members have waived any rights of first refusal or such similar rights pursuant to the Company’s operating agreement.  Each Vendor shall have delivered to the Purchaser a certificate of the manager or managing members of each Vendor (in such capacity and without personal liability) in form and substance reasonably satisfactory to the Purchaser certifying that the members of such Vendor have adopted resolutions (in the form attached to such certificate) authorizing the transfer of the Purchased Securities owned by such Vendor and the consummation of the transactions contemplated by this Agreement, which resolutions are in full and effect.

(h)

Lease Matters

Without limiting the generality of paragraph (f) of this Section 6.1, the Vendors shall have obtained from the landlords of the Locations acknowledgements that, in respect of each Location:

(i)

the leases or subleases governing occupancy of such Location, are in good standing and in full force and effect without amendment;

(ii)

the closing of the transactions contemplated herein will not result in the increase in the rent presently being paid under any lease or sublease or any change in terms of any lease or sublease as they exist on the date hereof; and

(iii)

the Company has paid or caused to be paid all rents and other amounts presently owing under the leases or subleases governing occupancy to such Location.

(i)

No Action to Restrain

No action or proceeding shall be pending or threatened by any Governmental Authority or any other Person (including a party hereto) to restrain or prohibit the completion of the transactions contemplated by this Agreement or to prevent or restrain the Company, as the case may be, from carrying on the Business as presently carried on.

(j)

[Intentionally Deleted]

(k)

Managers and Officers

All managers and officers of the Company specified by the Purchaser shall have resigned and shall have executed a form of release satisfactory to the Purchaser and the Purchaser’s counsel.

(l)

Consulting Agreement

Knowles and Topaz shall have executed and delivered to the Purchaser the Consulting Agreement.

(m)

Non-Solicit Agreement

Trient, the Shahs, Thent and Booker shall have entered into the Solicit Agreement.

(n)

Holdback Escrow Agreement

In the event the Vendors do not deliver to the Purchaser the Audited Financial Statements, prior to the Closing Date then the Vendors, the Purchaser and the Escrow Holder shall have entered into the Holdback Escrow Agreement.

(o)

Deposit Note

The Vendors shall have delivered the Deposit Note to PAE for cancellation.

(p)

Smooth Pictures

The Company shall have entered into an exclusive distribution with Smooth, in form and substance satisfactory to the Purchaser, pursuant to which (a) the Company shall have the exclusive right to distribute Smooth’s catalogue of titles (which titles are listed on Schedule 6.1(p) hereto) in North America for a period of seven (7) years; (b) the Company shall be entitled to a distribution fee of 17.5%, and (c) the Company shall be entitled to recoup its expenses from gross receipts.

(q)

Universal Amendment

The Company and Universal shall have entered into an amendment to the Universal Agreement, in form and substance satisfactory to the Purchaser, which amendment provides, inter alia, that (a) Universal shall have no right to distribute any of the products of Trinity’s affiliates (including the Purchaser, PAE and their respective subsidiaries and affiliates), (b) a change of control of Trinity shall not constitute a breach of the Universal Agreement, and (c) Universal shall release the security granted by Trinity to Universal and authorize Trinity to discharge the registrations filed against the Company under the California Uniform Commercial Code set out in Schedule 4.1(o).

(r)

Townsgate Amendment

The Company and Knowles and Julie Knowles shall have entered into an amendment to the lease agreement governing the Company’s lease of the Townsgate property, in form and substance satisfactory to the Purchaser, which amendment provides that the Company may terminate the lease on six (6) months written notice to Knowles without any additional payments or penalties, the terms of which amendment have been approved by the Purchaser.

(s)

Discharges

Either (a) the registrations filed against the Company under the California Uniform Commercial Code set out in Schedule 4.1(o) shall have been discharged on or before the Time of Closing or (b) the authorization referred to in Section 4.1(q) has been obtained, and no other Encumbrances against any of the assets of the Company shall exist.

6.2

Conditions of the Vendors

The obligation of the Vendors to complete the sale of the Purchased Shares hereunder shall be subject to the satisfaction of or compliance with, at or before the Time of Closing, of each of the following conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Vendors):

(a)

[Intentionally Deleted]

(b)

[Intentionally Deleted]

(c)

Receipt of Closing Documentation

All documentation relating to the due authorization and completion of the purchase and sale of the Purchased Shares and all actions and proceedings taken on or prior to the Closing Date in connection with the performance by the Purchaser of its obligations under this Agreement shall be satisfactory to the Vendors and their counsel, acting reasonably, and the Vendors shall have received copies of all such documentation or other evidence as they may reasonably request in order to establish the consummation of the transactions contemplated hereby and the taking of all corporate proceedings in connection therewith in compliance with these conditions, in form and substance satisfactory to the Vendors and their counsel, acting reasonably.

(d)

Consulting Agreement

The Purchaser and Trinity shall have executed and delivered to Topaz and Knowles the Consulting Agreement.

(e)

Good Standing Certificate

The Purchaser shall have delivered to the Vendors a certificate dated the Closing Date or the Business Day immediately prior to the Closing Date from the appropriate office of the jurisdiction of organization of the Purchaser and PAE, certifying that each entity is validly existing and in good standing under the laws of such jurisdiction.

(f)

No Action to Restrain

No action or proceeding shall be pending or threatened by any Authority or any other Person (including a party hereto) to restrain or prohibit the completion of the transactions contemplated by this Agreement.

(g)

Holdback Escrow Agreement

In the event the Vendors do not deliver to the Purchaser the Audited Financial Statements, prior to the Closing Date then the Vendors, the Purchaser and the Escrow Holder shall have entered into the Holdback Escrow Agreement and the Purchaser shall have deposited the Holdback with the Escrow Holder.

6.3

Waiver by Purchaser

If any of the conditions set forth in Section 6.1 have not been fulfilled, performed or satisfied at or prior to the Closing, the Purchaser may, by written notice to the Vendors terminate all of its obligations hereunder and the Purchaser shall be released from all its obligations under this Agreement.  Any of such conditions may be waived in whole or in part by the Purchaser by instrument in writing given to the Vendors without prejudice to any of the Purchaser’s rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part, and without prejudice to its right to complete the transaction of purchase and sale contemplated by this Agreement and claim damages for breach of representation, warranty or covenant.

6.4

Waiver by Vendors

If any of the conditions set forth in Section 6.2 have not been fulfilled, performed or satisfied at or prior to the Closing, the Vendors may, by written notice to the Purchaser, terminate all of their obligations hereunder and the Vendors shall be released from all their obligations under this Agreement.  Any of such conditions may be waived in whole or in part by the Vendors by instrument in writing given to the Purchaser, without prejudice to any of the Vendors’ rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part, and without prejudice to their right to complete the transaction of purchase and sale contemplated by this Agreement and claim damages for breach of representation, warranty or covenant.

ARTICLE 7
COVENANTS OF THE PARTIES FOLLOWING CLOSING

7.1

Audited Financial Statements

In the event the Vendors do not deliver to the Purchaser the Audited Financial Statements, prior to the Closing Date, the Vendors shall use their best efforts to deliver the Audited Financial Statements, to the Purchaser within forty-five (45) days from the Closing Date.

7.2

Listing and Registration of PAE Shares

(a)

PAE shall, and Purchaser shall cause PAE to use its reasonable best efforts to cause the PAE Shares to be listed for trading on the Toronto Stock Exchange and on the AMEX and to maintain such listing.

(b)

PAE shall, and Purchaser shall, within ninety (90) days of the later of (x) the Closing Date, and (y) the date on which the Audited Financial Statements, are delivered by the Vendors to the Purchaser, cause PAE to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) on an appropriate form covering the resale of all of the PAE Shares.  PAE shall, and the Purchaser shall use commercially reasonable efforts to cause PAE to use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within a reasonable practicable time after the filing date of such registration statement and shall use commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the date that all the PAE Shares are sold, or (ii) the date that such PAE Shares may be sold without registration pursuant to the applicable provisions of Rule 144 during any 90-day period without volume limitation or all such securities may otherwise be sold pursuant to Rule 144(k).  All expenses incurred in connection with a registration effected pursuant to this section, including (without limitation) all registration, filing, qualification, printer’s and accounting fees, shall be paid by PAE.  As a condition to registering such PAE Shares the Vendors must provide to Purchaser and PAE such information regarding the Vendors, and such other information as shall be reasonably required to effect the registration of such PAE Shares.

(c)

Notwithstanding the foregoing, if the Purchaser shall furnish to the Vendors a certificate signed by the Chief Executive Officer or President of PAE stating that in the good faith judgment of PAE’s Board of Directors it would be seriously detrimental to PAE or its stockholders for a registration statement to be filed at such time, then the obligation of the Purchaser and/or PAE to use its commercially reasonable efforts to register, qualify or comply under this Section 9.5 shall be deferred for a period not to exceed 180 days from the date of receipt of the above-described certificate from PAE; provided, however, that PAE may not utilize this right more than once in any twelve-month period.

(d)

PAE shall, and the Purchaser will cause PAE to indemnify, hold harmless, and if requested, defend, the Vendors, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement and/or prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Vendors for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that PAE shall not be liable to the Vendors for any liability that arises out of or is based upon (x) any statement or omission made in (or omitted from) such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to PAE by the Vendors and specifically stated for use therein, or (y) the failure of the Vendors to deliver a prospectus as required by the United States Securities Act of 1933, as amended.  The indemnity provided for in this Section 9.5 shall remain in full force and effect regardless of any investigation made by or on behalf of the Vendors or any indemnitee, the transfer of any securities by the Vendors and the termination of this Agreement.

(e)

the Vendors shall indemnify the Purchaser, PAE, each of their respective directors and officers, and each person who controls the Purchaser and PAE within the meaning of Section 15 of the United States Securities Act of 1933, as amended, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement and/or prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser and PAE, such directors, officers, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, but in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, preliminary (if not corrected in the final prospectus) or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to PAE by the Vendors and specifically stated for use therein

ARTICLE 8
INDEMNIFICATION

8.1

Indemnification by Vendors

The Vendors jointly and severally covenant and agree with the Purchaser and the Company to indemnify and save harmless the Purchaser, the Company (from and after the Closing), PAE, and the respective affiliates, subsidiaries, officers, employees, directors, agents or representatives (the “Purchaser Indemnitees”), from and against any claim, demand, action, cause of action, damage, loss (including lost profits), cost, liability or expense (including reasonable professional fees and disbursements) (collectively, “Claims”) which may be made or brought against the Purchaser Indemnitees or any one or more of them, or which they or any one or more of them may suffer or incur in respect of, as a result of, or arising out of:

(a)

any nonfulfillment of any covenant or agreement on the part of the Vendors, or any one or more of them, contained in this Agreement or any document or certificate given pursuant to this Agreement;

(b)

any inaccuracy in or breach of any representation or warranty of the Vendors, or any one or more of them, contained in this Agreement or any document or certificate given pursuant to this Agreement; or

(c)

any debts and liabilities of the Company for Taxes existing at the Time of Closing, or any reassessment for Taxes for any period ending on or before the Closing Date, for which no adequate reserve has been provided for and disclosed in the Balance Sheet;

provided, however, (i) that Vendors shall not be obligated to indemnify the Purchaser Indemnitees unless and until the aggregate amount of such Claims is equal to at least $100,000 (the “Threshold”), provided further that the Vendors shall not be obligated to indemnify the Purchaser with respect to the first $50,000 of such Claims (the “Deductible”), and (ii) the maximum aggregate liability of the Vendors hereunder shall not be greater than the Purchase Price (the “Cap”).  Notwithstanding the foregoing, to the extent the Company has failed to properly withhold Taxes from amounts owing to any consultant of the Company, including Philip Knowles or Topaz, and as a result of such failure to withhold any Claim is made against the Purchaser Indemnitees for such Taxes and any related interest or expense charges, the Vendors shall fully indemnify the Purchaser Indemnitees for such Claim (provided such Claim shall count towards the Cap but shall not be considered in calculating whether either the Threshold or Deductible has been met).

8.2

Indemnification by the Purchaser

The Purchaser covenants and agrees with the Vendors to indemnify and save harmless the Vendors, and their respective affiliates, officers, directors, employees, agents or representatives (the “Vendor Indemnitees”) from and against any Claims which may be made or brought against the Vendor Indemnitees, or one or more of them, or which they or one or more of them may suffer or incur, directly or indirectly, in respect of, as a result of, or arising out of

(a)

any nonfulfillment of any covenant or agreement on the part of the Purchaser under this Agreement or any document or certificate given pursuant to this Agreement; or

(b)

any inaccuracy in or breach of any of the Purchaser’s representations or warranties contained in this Agreement or any document or certificate given pursuant to this Agreement;

provided, however, (i) that Purchaser shall not be obligated to indemnify the Vendor Indemnitees unless and until the aggregate amount of such Claims is equal to at least the amount of the Threshold, provided further that the Purchaser shall not be obligated to indemnify the Purchaser with respect to the first $50,000 of such Claims, and (b) the maximum aggregate liability of the Purchaser hereunder shall not be greater than $1,000,000.

8.3

Procedure for Indemnification

(a)

Claims Other Than Third Party Claims

Following receipt from the Vendors or the Purchaser, as the case may be (the “Indemnified Party”), of a written notice of a claim for indemnification which has not arisen in respect of a Third Party Claim (as defined in Section 8.3(b) below), the party who is in receipt of such notice (the “Indemnifying Party”) shall have 30 days to make such investigation of the claim as the Indemnifying Party considers desirable.  For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the claim.  If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of the claim, the Indemnifying Party shall immediately pay to the Indemnified Party such amount (and if the Indemnified Party is the Purchaser, it shall be entitled to set off such amount against the Holdback, to the extent the Holdback has not yet been released from escrow in accordance with the terms of the Holdback Escrow Agreement).  If the Indemnified Party and the Indemnifying Party do not agree within such period (or any mutually agreed upon extension thereof), such dispute shall be resolved by arbitration as set out in Section 9.18 and once such dispute is resolved, to the extent any amount is owing by the Vendors to the Purchaser, the Purchaser shall be entitled to set off such amount against the Holdback, to the extent the Holdback has not yet been released from escrow in accordance with the terms of the Holdback Escrow Agreement.

(b)

Third Party Claims

The Indemnified Party shall notify the Indemnifying Party in writing as soon as is reasonably practicable after being informed in writing that facts exist which may result in a claim originating from a Person other than the Indemnified Party (a “Third Party Claim”) and in respect of which a right of indemnification given pursuant to Section 8.1 or 8.2 may apply.  The Indemnifying Party shall have the right to elect, by written notice delivered to the Indemnified Party within 10 days of receipt by the Indemnifying Party of the notice from the Indemnified Party in respect of the Third Party Claim, at the sole expense of the Indemnifying Party, to participate in or assume control of the negotiation, settlement or defence of the Third Party Claim, provided that:

(i)

such will be done at all times in a diligent and bona fide matter;

(ii)

the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party in accordance with the terms contained in this Agreement in respect of that Third Party Claim; and

(iii)

the Indemnifying Party shall pay all reasonable out-of-pocket expenses incurred by the Indemnified Party as a result of such participation or assumption.

If the Indemnifying Party elects to assume such control, the Indemnified Party shall co-operate with the Indemnifying Party and its counsel and shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim at its own expense. If the Indemnifying Party does not so elect or, having elected to assume such control, thereafter fails to proceed with the settlement or defence of any such Third Party Claim, the Indemnified Party shall be entitled to assume such control.  In such case, the Indemnifying Party shall co-operate where necessary with the Indemnified Party and its counsel in connection with such Third Party Claim and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

8.4

Additional Rules and Procedures

The obligation of the parties to indemnify each other pursuant to this Article 8 shall also be subject to the following:

(a)

an Indemnified Party shall only be entitled to make a claim for indemnification pursuant to Section 8.1 or 8.2, as the case be, if written notice containing reasonable particulars of such claim is delivered to the Indemnifying Party within the time periods provided for in Section 8.1 or 8.2;

(b)

if any Third Party Claim is of a nature such that the Indemnified Party is required by Applicable Law to make a payment to any Person (a “Third Party”) with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for any such payment.  If the amount of any liability under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay such difference to the Indemnifying Party;

(c)

except in the circumstances contemplated by Section 8.4(b) above, and whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnified Party shall not settle or compromise any Third Party Claim except with the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld).  A failure by the Indemnifying Party to respond in writing to a written request by the Indemnified Party for consent for a period of five days or more, shall be deemed a consent by the Indemnifying Party to such request;

(d)

the Indemnifying Party and the Indemnified Party shall provide each other on an ongoing basis with all information which may be relevant to the other’s liability hereunder and shall supply copies of all relevant documentation promptly as they become available; and

(e)

notwithstanding Section 8.4(c), the Indemnifying Party shall not settle any Third Party Claim or conduct any related legal or administrative proceeding in a manner which would, in the opinion of the Indemnified Party, acting reasonably, have a material adverse impact on the Indemnified Party.

(f)

to the extent the Indemnified Party is the Purchaser, and to the extent that the Holdback has not be released from escrow in accordance with the Holdback

Escrow Agreement, the Purchaser may direct the Escrow Holder (as applicable) to retain from the Holdback an amount equal to the amount of the Claim or the Third Party Claim (as applicable) and to hold such amount in trust pending resolution of the Claim or the Third Party Claim.  Upon the resolution of such Claim or Third Party Claim, the Purchaser shall be entitled to set off the Claim or Third Party Claim against the Holdback.

8.5

Rights Limited

Other than as specifically set out in this Article 8 and in Section 7.2, the parties hereto agree that the remedies provided for in this Article 8 and in Section 7.2 are the sole remedies of the parties with respect to any Claim except a Claim arising out of a Party’s fraudulent act or omission or wilful breach, and except for the parties’ respective rights to seek injunctive relief.

ARTICLE 9
GENERAL

9.1

PAE Guarantee

(a)

PAE is executing this Agreement to guaranty the performance of the Purchaser under this Agreement.  PAE guarantees unconditionally and as a primary obligation that the Purchaser shall perform all its obligations and assume all its liabilities contained in this Agreement.  If the Purchaser fails to perform any such obligations and liabilities, PAE shall immediately perform such obligations.  This guaranty shall apply regardless of any amendments, variations, alterations, waivers or extensions to this Agreement, whether or not PAE received notice of the same and PAE waives all need for notice of the same.

(b)

PAE has the capacity to enter into and to perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by PAE and is a valid and binding obligation of PAE enforceable against PAE in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.

(c)

Neither the entering into of this Agreement nor the performance by PAE of any of its obligations under this Agreement will contravene, breach or result in any default any material contract, other legally binding instrument, authorization, registration, permit or Law to which PAE is a party or by which it may be bound.

(d)

PAE represents and warrants that all of the Purchaser’s representations and warranties in Section 4.2 are true and correct.

9.2

Philip Knowles Guarantee

(a)

Knowles is executing this Agreement to guaranty the performance of Topaz under this Agreement.  Knowles guarantees unconditionally and as a primary obligation that Topaz shall perform all its obligations and assume all its liabilities contained in this Agreement.  If Topaz fails to perform any such obligations and liabilities, Knowles shall immediately perform such obligations.  This guaranty shall apply regardless of any amendments, variations, alterations, waivers or extensions to this Agreement, whether or not Knowles received notice of the same and Knowles waives all need for notice of the same.

(b)

Knowles has the capacity to enter into and to perform his obligations under this Agreement.  This Agreement has been duly executed and delivered by Knowles and is a valid and binding obligation of Knowles enforceable against Knowles in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.

(c)

Neither the entering into of this Agreement nor the performance by Knowles of any of his obligations under this Agreement will contravene, breach or result in any default any material contract, other legally binding instrument, authorization, registration, permit or Law to which Knowles is a party or by which he may be bound.

(d)

Knowles represents and warrants that all of the Vendors’ representations and warranties in Section 4.1 are true and correct.

9.3

Barry Brooker Guarantee

(a)

Brooker is executing this Agreement to guaranty the performance of Thent under this Agreement.  Brooker guarantees unconditionally and as a primary obligation that Thent shall perform all its obligations and assume all its liabilities contained in this Agreement.  If Thent fails to perform any such obligations and liabilities, Brooker shall immediately perform such obligations.  This guaranty shall apply regardless of any amendments, variations, alterations, waivers or extensions to this Agreement, whether or not Brooker received notice of the same and Brooker waives all need for notice of the same.

(b)

Brooker has the capacity to enter into and to perform his obligations under this Agreement.  This Agreement has been duly executed and delivered by Brooker and is a valid and binding obligation of Brooker enforceable against Brooker in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.

(c)

 Neither the entering into of this Agreement nor the performance by Brooker of any of his obligations under this Agreement will contravene, breach or result in any default any material contract, other legally binding instrument, authorization, registration, permit or Law to which Brooker is a party or by which he may be bound.

(d)

Brooker represents and warrants that all of the Vendors’ representations and warranties in Section 4.1 are true and correct.

9.4

Sundip Shah, Sunil Shah and Ash Shah Guarantee

(a)

The Shahs are executing this Agreement to guaranty the performance of Trient under this Agreement.  The Shahs guarantee unconditionally and as a primary obligation that Trient shall perform all its obligations and assume all its liabilities contained in this Agreement.  If Trient fails to perform any such obligations and liabilities, the Shahs shall immediately perform such obligations.  This guaranty shall apply regardless of any amendments, variations, alterations, waivers or extensions to this Agreement, whether or not the Shahs or either one of them received notice of the same and the Shahs waive all need for notice of the same.

(b)

Each of the Shahs has the capacity to enter into and to perform his obligations under this Agreement.  This Agreement has been duly executed and delivered by the Shahs and is a valid and binding obligation of the Shahs enforceable against the Shahs in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.

(c)

Neither the entering into of this Agreement nor the performance by the Shahs of any of their obligations under this Agreement will contravene, breach or result in any default any material contract, other legally binding instrument, authorization, registration, permit or Law to which either of the Shahs is a party or by which he may be bound.

(d)

The Shahs represent and warrant that all of the Vendors' representations and warranties in Section 4.1 are true and correct.

9.5

Public Notices

All public notices to third parties and all other publicity concerning the matters contemplated by this Agreement shall be jointly planned and coordinated by the Parties and no Party shall act unilaterally in this regard without the prior approval of the other Parties, except to the extent that the Party making such notice is required to do so by law or by the applicable regulations or policies of any regulatory agency of competent jurisdiction or any stock exchange in circumstances where prior consultation with the other Parties is not practicable.

9.6

Tax Matters

The Vendors shall be responsible for the preparation and filing of all federal, state and local income Tax Returns for the Company for all periods ending before and/or on the Closing Date.  The Vendors shall prepare and file final income Tax Returns for the Company ending on the Closing Date based upon an interim closing of the books as of close of business on the Closing Date.  The Vendors shall be responsible for all payments required with respect to any such income Tax Returns.  The Purchaser shall be responsible for all other Tax Returns for the Company as to which Tax Returns are due after the Closing Date.  The Purchaser and the Vendors will cooperate in the preparation and filing of such Tax Returns

9.7

Expenses

Each of the Vendors on the one hand, and the Purchaser on the other, will bear their respective expenses (including, without limitation, fees and disbursements of legal counsel and advisors) in connection with the preparation, negotiation and execution of this Agreement and any other agreements related to the sale of the Purchased Securities (the “Transaction Expenses”).  Notwithstanding the foregoing, the cost of the preparation of the Audited Financial Statements shall be split between the parties, with the Purchaser paying the lesser of (x) 50% of such costs and (y) $30,000, and with the Vendors paying the balance of the costs.  For greater certainty, the Company shall not be responsible for any of the Transaction Expenses or the cost of the preparation of the Audited Financial Statements; to the extent any such Transaction Expenses or costs are borne by the Company, an amount equal to the sum of such Transaction Expenses and costs shall be deducted from the Purchase Price.

9.8

Further Assurances

The Parties shall do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after Closing.

9.9

Assignment and Enurement

Neither this Agreement nor any benefits or duties accruing under this Agreement shall be assignable by any Party without the prior written consent of each of the other Parties.  Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

9.10

Entire Agreement

This Agreement, and any document delivered pursuant to this Agreement, constitutes the entire agreement between the Parties with respect to the matters herein and supersedes all prior agreements, understandings, negotiations and discussions relating to the subject matter hereof.  There are no other covenants, agreements, representations, warranties, conditions, whether direct or collateral, express or implied, that form part of or affect this Agreement except as otherwise provided in this Agreement.  The execution of this Agreement has not been induced by, nor do any of the Parties rely upon or regard as material, any representations, promises, agreements or statements not incorporated into this Agreement including any documents or information in any due diligence examinations and data reviews.  This Agreement shall not be amended, added to or qualified except by written agreement signed by all of the Parties.

9.11

Waiver

Except as otherwise expressly set out herein, no waiver of any provision of this Agreement shall be binding unless it is in writing.  No indulgence or forbearance by a Party shall constitute a waiver of such Party’s right to insist on performance in full and in a timely manner of all covenants in this Agreement.  Waiver of any provision shall not be deemed to waive the same provision thereafter, or any other provision of this Agreement, at any other time.

9.12

Notices

All notices, requests, demands or other communications required or permitted to be given by one Party to another under this Agreement shall be given in writing and delivered by personal delivery or delivery by recognized commercial courier, sent by facsimile or delivered by registered mail, postage prepaid, addressed as follows:

For the Purchaser:
Marina Towers - North 4640 Admiralty Way Suite 710 Marina Del Rey, California 90292
Attention:	John Flock
Telecopier:	310-776-7201

with a copy to:
Goodmans LLP 250 Yonge Street Suite 2400 Toronto, Ontario M5B 2M6
Attention:	Carolyn Stamegna
Telecopier:	416-979-1234

For the Vendors:
c/o Trinity Home Entertainment, LLC 1800 Bridgegate Street Suite 103 Westlake Village, California 91362
Attention:	Philip Knowles
Telecopier:	805-494-8101

with a copy to:
Greenberg & Bass LLP 16000 Ventura Boulevard Suite 1000 Encino, California 91436-2730
Attention:	David Adelman
Telecopier:	818-986-6534

or at such other address or fax number of which the addressee may from time to time may notify the addressor.  Any notice delivered by personal delivery or by courier to the Party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered at such address.  If such day is not a Business Day, or if the notice is received after 4:00 p.m. (addressee’s local time), then the notice shall be deemed to have been given and received on the next Business Day.  Any notice sent by prepaid registered mail shall be deemed to have been given and received on the fourth Business Day following the date of its mailing.  Any notice transmitted by facsimile shall be deemed to have been given and received on the day in which transmission is confirmed.  If such day is not a Business Day or if the facsimile transmission is received after 4:00 p.m. (addressee’s local time), then the notice shall be deemed to have been given and received on the first Business Day after its transmission.

9.13

Severability

If any provision of this Agreement or portion thereof or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable: (a) the remainder of this Agreement or the application of such provision or portion thereof to any other Person or circumstance shall not be affected thereby; and (b) the Parties will negotiate in good faith to amend this Agreement to implement the intentions set forth herein.  If the Parties cannot agree on an appropriate amendment, any Party may refer the matter for determination pursuant to and in accordance with Section 9.18.  Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Law.

9.14

Execution by Facsimile

The signature of any of the Parties hereto may be evidenced by a facsimile, scanned, email or internet transmission copy of this Agreement bearing such signature.

9.15

Counterparts

This Agreement may be signed in one or more counterparts, each of which once signed shall be deemed to be an original.  All such counterparts together shall constitute one and the same instrument.  Notwithstanding the date of execution of any counterpart, each counterpart shall be deemed to bear the effective date set forth below.

9.16

Governing Law

This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within the State of California.

9.17

Service

Process in any action or proceeding instituted in connection with this Agreement or the transaction contemplated hereby may be served on any party anywhere in the world.

9.18

Resolution of Disputes by Arbitrator

Any dispute, controversy or claim arising out of this Agreement, including any question regarding its existence, validity or termination, or the respective rights and obligations of the parties hereto, shall be submitted by any party to be finally resolved by arbitration under JAMS, such arbitration to take place in Los Angeles, California.  The arbitration shall be conducted by single arbitrator appointed by agreement between the parties, or in the absence of agreement, in accordance with the Streamlined Arbitration Rules of JAMS.  Each party shall be entitled to conduct discovery in connection with any arbitration.  Subject to the foregoing sentence, the arbitration must be complete, and a decision rendered, within thirty (30) days of the completion of discovery in connection with the arbitration. The decision arrived at pursuant to the arbitration shall be final and binding.  No appeal shall lie from the arbitration.  Any award granted as a result of arbitration proceedings under this section shall be recognized internationally, and may be entered in any court having jurisdiction to enforce such awards.  Arbitration of any disputes shall be in substitution for and preclude the bringing of any action in any court by any of the parties.  In connection with any arbitration arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorney’s fees, and related costs and expenses, as fixed and determined by the arbitrator.  Notwithstanding anything to the contrary, nothing in this Agreement shall prohibit any of the parties from seeking equitable relief, including, without limitation, the right to seek an injunction or specific performance, in a court of competent jurisdiction located within the County of Los Angeles in the State of California, and in any such action the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorney’s fees, and related costs and expenses as the same may be awarded by the court.

9.19

Consent

Where a provision of this Agreement requires an approval or consent by a Party to this Agreement and written notification of such approval or consent is not delivered within the applicable time in accordance with this Agreement, then the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

9.20

Survival

Unless replaced, amended or withdrawn prior to any detrimental reliance thereon by the Accepting Party (as defined in this paragraph), all covenants, agreements, indemnities, warranties and representations set forth herein or in any certificate or other document delivered pursuant to or in connection with this Agreement by or on behalf of one Party to another Party (the “Accepting Party”) shall be deemed to have been relied upon by the Accepting Party notwithstanding any investigations heretofore or hereafter made by or on behalf of the Accepting Party or its agents, and shall, unless expressly provided otherwise, survive in full force and effect and not merge upon the execution, termination or expiry of this Agreement.

Remainder of Page Internationally Blank; Signature Pages Follow

IN WITNESS WHEREOF, each Party has executed, or caused its duly authorized officer(s) to execute, this Agreement on this ___3rd___ day of ____July_____, 2007, with effect as of the date first written above.

PEACE ARCH LA, INC.
By:	/s/ Gary Howsam
Name: Title:
TRIENT, LLC
By:	/s/ Sundip Shah
Name: Title: Managing Member
TOPAZ ENTERTAINMENT LLC
By:	/s/ Phil Knowles
Name: Title: Managing Member
THENT, LLC
By:	/s/ Barry Booker
Name: Title: Managing Director

Signature Page to Securities Purchase Agreement

ACKNOWLEDGED AND AGREED TO:
PEACE ARCH ENTERTAINMENT GROUP INC.
By:	/s/ Gary Howsam
Name: Title:

/s/ Kerry Booker	/s/ Barry Booker
Witness	Barry Brooker

/s/ Ash Shah	/s/ Sundip Shah
Witness	Sundip Shah

/s/ Sundip Shah	/s/ Ash Shah
Witness	Ash Shah

/s/ Sunil Shah
Witness	Sunil Shah

/s/ Philip Knowles
Witness	Philip T. Knowles

Signature Page to Securities Purchase Agreement

EXHIBIT “A”

CONSULTING AGREEMENT

EXHIBIT “B”

DEPOSIT ESCROW AGREEMENT

EXHIBIT “C”

NON-SOLICIT AGREEMENTS

EXHIBIT “D”

HOLDBACK ESCROW AGREEMENT

Schedule 1.1

VENDORS AND PURCHASED SECURITIES

Vendor	Membership Interests
Trient, LLC	50%
Topaz Entertainment LLC	25%
Thent, LLC	25%

Schedule 1.2

CATALOGUE

See attached

Schedule 1.3

KEY CUSTOMERS

Account	Rep	Account	Rep	Account	Rep	Account	Rep
AAFES	ALEISHA	AMAZON	JOHN	AEC	TONY	Anderson Merchandisers	Phil
ANDERSON/WALMART	ALEISHA	BJ'S WHOLESALE	JOHN	ARROW	TONY	Marina Beach	Phil
BIG LOTS	ALEISHA	BLOCKBUSTER SERENDIPITY	JOHN	BAKER & TAYLOR	TONY	Preseise	Phil
BLOCKBUSTER	ALEISHA	BORDERS	JOHN	BARJAN	TONY	Trans World Entertainment	Phil
HASTINGS	ALEISHA	BOSCOV'S	JOHN	BEST BUY	TONY	Wal Mart	Phil
HOLLYWOOD	ALEISHA	BULL MOOSE	JOHN	BIG APPLE	TONY
KC SALES	ALEISHA	CIRCUIT CITY	JOHN	CAIMAN.COM	TONY
KMART	ALEISHA	COLUMBIA HOUSE	JOHN	DYNAMIC	TONY
NETFLIX	ALEISHA	DVD EMPIRE	JOHN	ESI	TONY
TARGET	ALEISHA	FAMILY VIDEO	JOHN	EURPAC	TONY
Totel Content/PCH	ALEISHA	INFINITY RESOURCES	JOHN	INGRAM	TONY
VPD	ALEISHA	KOHL'S	JOHN	Movies Unlimited	TONY
		KSG	JOHN	MOVIESTOP	TONY
		LOVER'S LANE	JOHN	NMR	TONY
		MIDWEST TAPES	JOHN	RITMO LATINO	TONY
		MVD	JOHN	SAM'S CLUB	TONY
		NAVARRE	JOHN	VALUE MUSIC	TONY
		NEBRASKA FURNITURE MART	JOHN	WAXWORKS	TONY
		NEWBURY COMICS	JOHN	7-11	TONY
		Overstock.com	JOHN
		PAMIDA'S	JOHN
		ROMANTIX	JOHN
		ROSS	JOHN
		Softland	JOHN
		TLA	JOHN

		TRANS WORLD	JOHN
		WEGMAN'S	JOHN
		Winn Dixie	JOHN

Christiano Film Group	Mike
Peach Arch	Mike

Schedule 1.4

KEY SUPPLIERS

1.

See Schedule 4.1(w)

2.

See Schedule 4.1(x) “Vendors”

Schedule 1.5

THIRD PARTY PRODUCTS

See Schedule 1.2

Schedule 4.1(A)

CORPORATE ORGANIZATIONS, STANDING & QUALIFICATIONS

1.  Registered Names under which the Company has done business in the past five years.

Name	State	Period
Trinity Home Entertainment, LLC	California	01/02/2004 - Present
Trinity Home Entertainment Corp.	California	05/06/1999 - 01/020/2004

2.  Unregistered “Label Names” under which the Company has distributed films:

•

Moonlight

•

Midnight Entertainment

•

Gator

•

EVG

•

Evergreen Home Entertainment

•

Kre8tive Digital Entertainment

Schedule 4.1(d)

MEMBER DISTRIBUTIONS

The member distributions paid in 2007 are as follows:

Member	Member Distribution Paid
Trient, LLC	$ 537,780
Topaz Entertainment LLC	$ 262,000
Thent, LLC	$ 250,000
TOTAL	$1,049,780

Schedule 4.1(e)

CONSENTS

The Distribution Agreement dated as of June 1, 2004 by and between Universal Music Canada Inc. (“UMC”) and Company (the “UMC Agreement”) provides UMC the right to terminate such agreement in the event that the Company is acquired by a “competitor” of UMC.  The Purchaser and its affiliates are “competitors” of UMC as defined by the UMC Agreement.    The Parties intend to either cause this UMC Agreement to be amended or terminated prior to the Closing.

Schedule 4.1(i)

FINANCIAL STATEMENTS

Schedule 4.1(J)

INDEBTEDNESS AND LIABILITIES

Schedule 4.1(L)

NON-ARM’S LENGTH MATTERS

1.

Lease, dated February 1, 2007 by and between Philip Knowles and Julie Knowles as Lessor and the Company as Lessee (as amended and in effect from time to time, the “Townsgate Lease”).

2.

Independent Contractor Agreement dated as of December 21, 1999 by and between Company and Topaz (“Independent Contractor Agreement”).

3.

Service Agreement dated as of March 26, 2007 by and between Company and Silver Nitrate Pictures LLC (“Silver Nitrate Agreement”).

4.

Distribution Agreement dated March 2, 2000 by and between Smooth Motion Pictures, Inc. and Company. [To be replaced prior to closing]

5.

[Certain related party loans from Knowles to the Company, made in the ordinary course of business, consistent with past practice.][NTD: Confirm all such indebtedness has been repaid]

Schedule 4.1(n)

UNUSUAL TRANSACTIONS

Schedule Under Review

1.

Inventory Settlement Agreement, dated as of May 31, 2007, by and between Vivendi Visual Entertainment, a Division of Universal Music Group Distribution, Corp. (“VVE”) and the Company, settling all claims and disputes of the Company against VVE.

2.

Separation Agreement dated May 15, 2007 between the Company and Seedsman Group, Inc. (“SGI”), terminating consulting arrangement between SGI and Company effective May 31, 2007 and providing for a payment of $20,000 to SGI.

Schedule 4.1(O)

OWNERSHIP OF ASSETS

UCC-1 Financing Statement, File #200416160459, filed with the California Secretary of State on May 28, 2004, amended by File # 2004212C0759, filed with the California Secretary of State July 29, 2004, with Universal Music Canada Inc. as secured party.

This Financing Statement shall be released (or the requirement to have it release waived by Purchaser) prior to the Closing in connection with the amendment or termination of the UMC Agreement.

Schedule 4.1(P)

LEASES OF PERSONAL PROPERTY

None

Schedule 4.1(Q)

LEASES OF REAL PROPERTY

1.

Commercial Lease, dated as of November 6, 2001, by and between David Katz (“Original Landlord”) and Home Entertainment, Inc. (“Original Tenant”) with respect to 1800 Bridgegate Street #103/#104, Westlake Village, California (“Bridgegate Lease”).  The current landlord, Federman Family Trust (“Landlord”), is the successor in interest to the Original Landlord.  Trinity Home Entertainment, LLC (“Tenant”), is the successor in interest to the Original Tenant.  The Bridgegate is amended by the following:

a.

Addendum to Rental Agreement and/or Lease, dated November 6, 2001 by and between Original Landlord and Original Tenant

b.

Addendum to Lease dated December 17, 2002, by and between Landlord and Original Tenant.

c.

Addendum to Lease dated March 8, 2005, by and between Landlord and Tenant.

d.

Addendum to Lease dated October 13, 2005, by and between Landlord and Tenant.

e.

Addendum to Lease dated August 22, 2006, by and between Landlord and Tenant.

2.

Townsgate Lease

a.

Amendment to Lease and Landlord Consent and Estoppel Certificate, dated as of the Effective Date

Schedule 4.1(t)

LITIGATION

None

Schedule 4.1(U)

INVENTORIES

See attached

Schedule 4.1(V)

ACCOUNTS RECEIVABLES

See attached

Schedule 4.1(W)

RIGHTS AGREEMENTS1

1.

Acquisition Agreement, dated December 11, 2006, by and between  IFM World Releasing Inc. and Company (“Bachelor Party Massacre” and “Nailed”)2

2.

Acquisition Agreement, dated April 8, 2003, by and between Robert Casteel and Daron Frodham and the Company (“Black Spring Break 2”)

3.

Acquisition Agreement, dated January 23, 2004, by and between Sunn Classic Pictures, Inc. and Company (“Cage”)

4.

Acquisition Agreement, dated September 27, 2002 by and between Cine Excel Entertainment, Inc. and Company (“5 Pictures”)

5.

Acquisition Agreement, dated May 14, 2003 by and between Lee Production and Company (“Detroit Underground Pt. I”)

6.

Distribution Agreement, dated January 13, 2004, by and between Goldcrest Films International Ltd. and the Company (18 titles)

7.

Agreement, dated August 14, 2002 by and between Hearst Entertainment, Inc. and Company (53 titles)

8.

Agreement, dated April 25, 2003 by and between Hearst Entertainment, Inc. and Company (“Ned Blessing” – 6 episodes)

9.

Agreement, dated December 12, 2006 by and between Fabulocity Films, LLC. and Company (“Kill House”)

10.

Distribution Agreement, dated April 22, 2003 by and between Modern Entertainment Ltd. and Company (6 titles)

11.

Acquisition Agreement, dated April 11, 2003 by and between New City Releasing Inc. and Company (25 titles)

12.

Video Master License, dated January 27, 2003 by and between PM Entertainment Group, Inc. and Company (42 titles)3

13.

Acquisition Agreement, dated July 25, 2002 by and between SER International Corp. and Company (“Ronnie”)

1 The Contracts on this Schedule  are the Contracts whereby the Company has acquired the exclusive right to distribute the referenced titles in the Catalog.  The balance of the titles have been acquired through non-exclusive arrangements with the “Vendors” listed on Schedule

2 Items in parentheses are films licensed pursuant to such agreement.

3 Security Interest granted by Company in rights licensed pursuant to agreement.

14.

Acquisition Agreement, dated February 28, 2007 by and between New City Releasing Inc. and Company (32 titles)

15.

Distribution Agreement, dated May 5, 2004 by and between Tale Ltd. and Company (16 titles).

16.

Distribution Agreement, dated May 5, 2004 by and between Tale Ltd. and Company (9 titles).

17.

Acquisition Agreement, dated February 26, 2007 by and between WHE International LTD  and Company (“Beckhamania”)

18.

Acquisition Agreement, dated March 31, 2007 by and between WHE International Ltd. and Company (29 titles)

19.

Letter Agreement (License/Distribution Agreement), dated August 26, 2002 by and between Franklin Waterman Worldwide, Inc. and Company (“Air America”)

20.

Letter Agreement (License/Distribution Agreement), dated August 26, 2002 by and between Franklin Waterman Worldwide, Inc. and Company (“Mike Hammer”)

21.

Letter Agreement (License/Distribution Agreement), dated July 28, 2004 by and between Bennie Girl Productions, Inc. and Company (“Taking It to a Higher Ground”)

22.

Deal Memo, dated March 15 2001, re License from Fries Film Group, Inc. to Company (“LAPD: To Protect and to Serve”)

23.

Deal Memo, dated May 30, 2001, re License from Gedo Productions, Inc. to Company (“Fatal Blade”)

24.

Distribution Agreement, dated October 1, 2006 by and between Company and Seedsman Group, Inc. (Titles TBD)

25.

Service Agreement dated as of March 26, 2007 by and between Company and Silver Nitrate Pictures LLC (153 titles)

26.

 [Distribution Agreement, dated March 2, 2000, by and between Smooth Motion Pictures, Inc. and Company (64 titles)]

27.

Letter Agreement, dated January 24, 2002 by and between ASR Sales and Company (“House Next Door”)

28.

Distribution Agreement, dated September 2, 2005 by and between Tale Ltd. and Company (57 titles).

29.

License Agreement, dated June 15, 2000 by and between AMSell Entertainment Inc. and Company (“Ultimate Game”).

30.

Letter Agreement, dated March 29, 2002 by and between Virtuoso and Company (“100 Kilos”)

31.

License Agreement, dated February 12, 2002 by and between Cinema Vault Releasing, Inc. and Company (“Love.Com”)

32.

License Agreement, dated June 15, 2000 by and between AMSell  and Company (“Iron Thunder”)

33.

Letter Agreement dated December 9, 2002 by and between American First Run and Company (“Now & Forever”)

34.

Distribution Agreement, dated April 5, 2007, by and between Little West Twelfth Street Productions LLC and Company (“Numa Presents: Best of Web Video”)

35.

License Agreement, dated as of October 22, 2001, by and between Tsunami Entertainment Inc. and Company (“Wrong Number”)

36.

Deal Memo, dated February 28, 2007, by and between Creative Media Productions Limited and Company (“Dixie Chicks”)

Schedule 4.1(x)

MATERIAL CONTRACTS

1.

Distribution Agreement dated February 12, 2002 by and between Company and Rentrak Corporation.

2.

Distribution Agreement dated as of June 1, 2004 by and between Universal Music Canada Inc. and Company (20 titles)

3.

AAFES Retail Agreement, between Company and Army & Air Force Exchange Service; Vendor Procurement # 60017101 and Vendor Payment # 60017101

4.

Vendor Agreement dated as of August 15, 2005 by and between Company and TransWorld Entertainment

5.

Distribution Agreement, dated as of January 25, 2005, by and between Company and The Columbia House Company

6.

Arrangement with Phil Knowles pursuant to which he makes periodic related-party loans (in the form of credit card purchases  on behalf of the Company on his personal card), all of which are paid by the Company on a monthly basis upon presentation of invoices therefore, and all in the ordinary course of business, consistent with past practice.

7.

Agreements set forth on Schedules 4.1(l), 4.1(n), 4.1(p), 4.1(q), and 4.1(w).

8.

Contracts with the vendors and customers listed on the attached tables, all on a purchase order basis.

Significant Vendors:

Vendor	Order / Billing Basis
A & E Home Video Corporation	Purchase Order
Smooth Motion Pictures, Inc.	Purchase Order
Allumination Filmworks	Purchase Order
American Express	Reimbursement of Philip Knowles
BFS Entertainment & Media Limited	Purchase Order
Blue Cross Of California	Insurance
C.B.I., Inc.	Purchase Order
C.H. Robinson	Purchase Order
Cinram International Inc.	Purchase Order
DEJ Productions	Purchase Order
Disc Graphics, Inc	Purchase Order
DVDirect	Purchase Order
First Look Home Entertainment	Purchase Order
FMCommunications	Purchase Order
Genius Products, Inc.	Purchase Order
Greenberg and Bass	Invoiced Services
Happiest Baby, Inc	Purchase Order
Hart Sharp	Purchase Order
Image Entertainment	Purchase Order
Lippe, Hellie, Hoffer & Allison LLP	Invoiced Services
Magnolia Home Entertainment	Purchase Order
Marina Beach Inc.	Purchase Order

Mercury Entertainment	Purchase Order
Mount Royal Entertainment, Inc.	Services
New Video Group, Inc.	Purchase Order
Pacific Media Distribution, Inc.	Purchase Order
Precise Replication, Inc.	Purchase Order
Premium Financing Specialits of CA, Inc.	Purchase Order
Quest Media Productions, Inc	Purchase Order
Razor Digital	Purchase Order
Seedsman Group, Inc.	Invoiced Services (terminated)
Silver Nitrate Entertainment,Inc.	Purchase Order
Silver Nitrate Pictures LLC	Purchase Order
Sony Disc Manufacturing	Purchase Order
Starlight Home Entertainment	Purchase Order
Stephen A. Malley, Law offices of	Invoiced Services
Tai Seng	Purchase Order
Taurus Display Corporation	Purchase Order
Topaz Entertainment, LLC	Purchase Order
TS Merchandising, Lmtd	Purchase Order

Significant Customers:

1 Active customers that regularly purchase in excess of $50,000 or whose annual purchases for 2006 exceeded $50,000.  All of the above customers are on a purchase order basis.

Customer[1]
AEC One Stop Group
Amazon.Com.Advantage
Anderson Merchandisers-A/P
VPD Inc.
WALMART
Baker & Taylor Entertainment
Barjan LLC
Big Lots
Critics Choice Video
Dynamic Distributors, Inc.
Eurpac
Hastings
HollywoodVideo
Hot Records, Inc.
Ingram Entertainment Inc.
KSG Distributing, Inc.
Movie Gallery, Inc.
Music Video Distributors

National Music Rack, Inc.
NAVARRE
NetFlix
ROSS Stores, Inc.
Total Content LLC

Schedule 4.1(Y)(I)

EMPLOYMENT AND CONSULTANTS AGREEMENTS

Independent Contractor Agreement (to be terminated and superseded by the Consulting Agreement).

Schedule 4.1(Y)(III)

EMPLOYEES AND CONSULTANTS

Trinity Home Entertainment

Compensation Details

June 5, 2007

Name	Position	Salary / Bonus	Hire Date	DOB
Philip Knowles	Manager/President	$273,600/yr
Aleisha Bartel	National Sales Manager	$120,000/yr plus bonus Sales Bonus -$25,000 Holiday Bonus 2006 - $2,000in Aug, 2006	06/21/04	08/03/68
Colleen Johnson	Accounting Clerk	$24,960/yr	04/16/07	05/02/65
Julie Knowles	Administrative Assistant	$38,400/yr Holiday Bonus 2006 - $750	04/15/00	07/19/58
Jennifer Merritt	A/P Account Specialist	$36,400/yr Holiday Bonus 2006 - $750	01/03/05	08/15/70
Anthony Mills	Regional Sales Manager	$80,000/yr Holiday Bonus 2006 - $1,000	10/01/05	12/24/68
Nikki Mitchell	Controller	$82,500/yr Holiday Bonus 2006 - $3,500	04/07/03	06/26/48
John Raisola	Regional Sales Manager	$80,000/yr Holiday Bonus 2006 - - $500	08/14/06	12/28/67
Jessie Rushing	Accounting Manager	$20,342/yr ( part-time on Trinity) Holiday Bonus 2006 - $1,500	10/04/04	11/12/81
Terri Sims	Accounting Clerk	$28,080/yr Holiday Bonus 2006 - $300	08/07/06	06/23/86
Eli Wooten	Production Manager	$42,500/yr Holiday Bonus 2006 - $1,500	04/14/03	12/11/75

Schedule 4.1(y)(vii)

EMPLOYEE PLANS

The Company provides both Health and Dental coverage to its employees through BC Life and Health Insurance Company, with Employer Group No. 336295.

In addition to the above, the Company has made available supplemental insurance coverage through AFLAC, all of which is paid for by the employees.

Schedule 4.1(y)(xii)

ERISA Affiliates

None

Schedule 4.1(Z)

INSURANCE

See attached

Schedule 4.1(AA)

INTELLECTUAL PROPERTY

1.

Film Rights, Artwork Campaigns, and Digital Linear Tapes (DLTs) all in respect to Company owned titles set forth on Schedule 1.2.

2.

Rights pursuant to agreements listed on Schedule 4.1(w).

3.

Website/domain name:  “www.trinityvideo.tv”

4.

 Website/domain name:  “www.moonlighthomeentertainment.com”

5.

Common law rights in the names “Trinity Home Entertainment”, “Trinity”, “Trinity Video”, “Trinity Home Video”, and “Trinity Entertainment” and the following “Label Names” under which the Company has also distributed films:

•

“Moonlight”

•

“Midnight Entertainment”

•

“Gator”

•

“EVG”

•

“Evergreen Home Entertainment”

•

“Kre8tive Digital Entertainment”

6.

The following logos, which are used both in black on white and white on black:

Schedule 4.1(CC)

BANK ACCOUNT

1.

Account Name:

Trinity Home Entertainment

Bank:

Wells Fargo Bank

Bank Address:

10225 Riverside Drive

Toluca Lake, CA  91602

Phone: 818-766-7172

Routing # (for wires):

121000248

Routing # (for ACH):

121042882

Swift #:

WFBIUS6S

Bank ABA #:

122000247

Account Number:

6859960301

2.

Authorized Persons:  Phil Knowles and Nikki Mitchell

[Schedule Error! Referen êê¾

NEW INDEBTEDNESS]

None

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AMENDMENTS

UMC Agreement to be amended or terminated prior to closing.

Schedule Error! Referen êê¾

ENCUMBRANCES DISCHARGED

UCC-1 Financing Statement, File  #200416160459, filed with the California Secretary of State on May 28, 2004, amended by File # 2004212C0759, filed with the California Secretary of State July 29, 2004, with Universal Music Canada Inc. as secured party.